SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

THIS SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the 3rd day of April, 2012, by and between VirtualScopics, Inc., a Delaware corporation (the “Company”), with a principal place of business at 500 Linden Oaks, Rochester, New York 14625, and Merck Global Health Innovation Fund, LLC, a Delaware limited liability company (the “Purchaser”), with a principal place of business at One Merck Drive, Whitehouse Station, New Jersey 08889-0100.

In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.            Purchase and Sale of Preferred Stock and Warrants.

1.1.        Sale and Issuance of Series C Preferred Stock and Warrants.

(a)          The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Series C Certificate of Designation.

(b)          Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Initial Closing and the Company agrees to sell and issue to the Purchaser at the Initial Closing (i) 3,000 shares (the “Initial Shares”) of the Company’s Series C-1 Convertible Preferred Stock, $0.001 par value per share (the “Series C-1 Preferred Stock”), at a purchase price of $1,000 per share, initially convertible into 2,491,073 shares of Common Stock (subject to adjustment as a result of any stock dividend, stock split, combination or like event and as otherwise set forth in the Series C Certificate of Designation) and (ii) a warrant entitling the Purchaser to purchase up to 1,361,316 shares of Common Stock at a purchase price of $1.2043 per share (subject to adjustment as a result of any stock dividend, stock split, combination or like event and as otherwise set forth in such warrant), in the form of Exhibit A attached to this Agreement (the “Initial Warrant”), for an aggregate purchase price of $3,000,000. The Initial Shares issued to the Purchaser pursuant to this Agreement, together with any Milestone Shares, as defined below, shall be referred to in this Agreement, collectively, as the “Shares.” The Initial Warrant together with the Milestone Warrant (as defined below) shall be referred to in this Agreement, collectively, as the “Warrants.”

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(c)          After the Initial Closing, and at any time until and including the first anniversary of the date of the Initial Closing, (i) subject to the satisfaction by the Company of the conditions set forth in Subsection 5.2 of this Agreement (unless waived by the Purchaser in writing), the Company on one occasion shall sell at the Second Closing, and the Purchaser shall purchase at the Second Closing, and otherwise on the same terms and conditions as those contained in this Agreement, (x) 3,000 shares (the “Milestone Shares”) of the Company’s Series C-2 Convertible Preferred Stock, $0.001 par value per share (the “Series C-2 Preferred Stock”), at a purchase price equal to $1,000 per share, initially convertible into 2,491,073 shares of Common Stock (subject to adjustment as a result of any stock dividend, stock split, combination or like event and as otherwise set forth in the Series C Certificate of Designation) and (y) a warrant entitling the Purchaser to purchase up to 1,361,316 shares of Common Stock at a purchase price of $1.2043 per share (subject to adjustment as a result of any stock dividend, stock split, combination or like event and as otherwise set forth in such warrant), in the form of Exhibit A attached to this Agreement (the “Milestone Warrant”), for an aggregate purchase price of $3,000,000, provided that the events specified in Exhibit D attached to this Agreement shall have occurred (the “Milestone Events”) and the Company’s Board of Directors shall have delivered a written certification to the Purchaser to such effect and (ii) in the event the Milestone Events shall not have occurred, the Purchaser may, at any time and from time to time prior to the first anniversary of the Initial Closing, purchase, and in the event the Purchaser so exercises such option the Company shall, within ten (10) days of its receipt of the Purchaser’s notice of exercise, sell to the Purchaser, the Milestone Shares and the Milestone Warrant for the same price and on the same terms contained herein, at the option of the Purchaser exercisable upon notice to the Company, subject to (1) in the case of the Company, the satisfaction by the Purchaser of the conditions set forth in Section 6 of this Agreement (unless waived by the Company in writing) and (2) in the case of the Purchaser, the satisfaction by the Company of the conditions set forth in Section 5.2 of this Agreement (unless waived by the Purchaser in writing).

1.2.        Closing; Delivery.

(a)          Subject to the terms and conditions of this Agreement, the purchase and sale of the Initial Shares and the Initial Warrant shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. (Eastern time), on the later to occur of (a) April 3, 2012 and (b) the fifth business day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Subsection 5.1 and Section 6, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)          Subject to the terms and conditions of this Agreement, the purchase and sale of the Milestone Shares and the Milestone Warrant shall take place remotely via the exchange of documents and signatures, at such time and place as the Company and the Purchaser mutually agreed upon, orally or in writing, but in no event later than ten (10) days after (i) the delivery to the Purchaser of the certification by the Company’s Board of Directors that the Milestone Events have occurred in accordance with Subsection 1.1(c)(i) or (ii) the Purchaser’s delivery to the Company of its notice of exercise of its option as set forth in Subsection 1.1(c)(ii), as the case may be. The date of the purchase and sale of the Milestone Shares and the Milestone Warrant is referred to in this Agreement as the “Second Closing.”

(c)          At each Closing, the Company shall deliver to the Purchaser a certificate representing the applicable Shares and the applicable Warrant being purchased by the Purchaser at such Closing, against payment of the purchase price therefor, by wire transfer to a bank account designated in advance by the Company.

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1.3.        Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital purposes, including establishing the Company’s IT and software platform supporting its quantitative imaging center, and for the validation of the Company’s DCE-MRI application.

1.4.        Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

(b)          “Certificate” means the Company’s Certificate of Incorporation, as amended to the date of this Agreement, and includes any Certificate of Designation filed pursuant thereto, other than the Series C Certificate of Designation.

(c)          “Code” means the Internal Revenue Code of 1986, as amended.

(d)          “Common Stock” means the common stock of the Company, $0.001 par value per share.

(e)          “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in to and under any of the foregoing, and any and all such cases that are owned or used by the Company or any Subsidiary in the conduct of the Company’s or any Subsidiary’s business as now conducted and as presently proposed to be conducted.

(f)          “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(g)          “Conversion Shares” means the shares of Common Stock issuable upon the conversion of the Shares.

(h)          “Eligible Market” means the over the counter Bulletin Board, the New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the American Stock Exchange.

(i)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(j)          “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi)  all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(k)          “Investors Rights Agreement” means the Investor Rights Agreement between the Company and the Purchaser dated as of the date of the Initial Closing, in the form of Exhibit C attached to this Agreement.

(l)          “Issuable Maximum” shall mean 19.9% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Initial Closing.

(m)          “Key Employee” means any executive-level employee and any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(n)          “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge after reasonable investigation of the following persons: Jeffrey Markin and Molly Henderson.

(o)          “Liens” means any liens, mortgages, charges, pledges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions.

(p)          “Material Adverse Effect” means a material adverse effect on the business, operations, assets (including intangible assets), liabilities, condition (financial or otherwise), property, prospects or results of operations of the Company or any of its Subsidiaries.

(q)          “Permitted Liens” shall mean: (i) Liens on equipment purchased in the ordinary course of business, (ii) landlords’, carriers’, warehousemen’s, mechanics’ and other similar Liens arising by operation of law in the ordinary course of business of the Company or any Subsidiary; provided, however, that all such Liens shall be discharged or bonded off within sixty (60) days from the filing thereof; (iii) Liens arising out of pledge or deposits under worker’s compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iv) Liens for taxes (excluding any Lien imposed pursuant to any provision of ERISA) not yet due or which are being contested in good faith by appropriate proceedings and the Company and its Subsidiaries maintain appropriate reserves in respect thereto; and (v) easements, rights of way, restrictions and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of business of the Company or any Subsidiary.

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(r)          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(s)          “SEC” means the Securities and Exchange Commission.

(t)          “Securities” means, collectively, the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

(u)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(v)         “SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act, including all such proxy information, solicitation statements and registration statements, exhibits included therein and financial statements, notes and schedules thereto, and amendments and supplements thereto required, including filings incorporated by reference therein.

(w)         “Series A Amendments” means the Amended and Restated Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock of the Company, in the form attached to this Agreement as Exhibit E.

(x)          “Series A Certificate of Designation” means the Company’s Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock, dated November 4, 2005.

(y)          “Series B Amendments” means the Amended and Restated Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of the Company, in the form attached to this Agreement as Exhibit F.

(z)          “Series B Certificate of Designation” means the Company’s Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc., dated September 12, 2007, as amended by amendment dated November 27, 2007.

(aa)       “Series B Preferred Stock” means the Company’s Series B Convertible Preferred Stock, par value $0.001 per share.

(bb)      “Series B Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of September 12, 2007, by and among the Company and each buyer listed on the Schedule of Buyers attached thereto.

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(cc)         “Series B Warrants” means the series of warrants to purchase Common Stock issued pursuant to the Series B Securities Purchase Agreement, including the Amended and Restated Series B Warrants.

(dd)         “Series C Certificate of Designation” means the Certificate of Designations of Rights and Preferences of the Series C-1 Preferred Stock and the Series C-2 Preferred Stock of the Company, filed with the Delaware Secretary of State that creates, authorizes and designates the Series C-1 Preferred Stock and Series C-2 Preferred Stock, in the form of Exhibit B attached to this Agreement.

(ee)         “Series C Director” means the one (1) director elected by the holders of Series C Preferred Stock, pursuant to Part I, Section 6.2 and Part II, Section 6.2 of the Series C Certificate of Designation.

(ff)         “Series C Preferred Stock” means, collectively, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock.

(gg)          “Subsidiary” means any corporation, limited liability company, partnership or other entity, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(hh)         “Trading Day” means a day on which the Principal Market (or other applicable Eligible Market on which the Common Stock is listed or quoted for trading) is open for trading.

(ii)         “Transaction Agreements” means this Agreement, the Investors Rights Agreement, the Warrants, the Voting Agreement and the Director Indemnification Agreement and all exhibits and schedules hereto and thereto and all certificates executed and/or delivered in connection with the transactions contemplated hereunder.

(jj)         “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule delivered to the Purchaser at the Initial Closing, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1.        Organization, Good Standing, Corporate Power and Qualification. The Company and each of its Subsidiaries is a corporation, limited liability company or other entity duly organized or formed, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate or other entity power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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2.2.        Capitalization.

(a)          The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i)          85,000,000 shares of Common Stock, of which 29,363,228 are issued and outstanding immediately prior to the Initial Closing plus an additional 7,459 shares of Common Stcok which are to be issued upon the exchange of unexchanged common units of VirtualScopics, LLC, all of which have been duly authorized, are fully paid and nonassessable and were validly issued in compliance with all applicable federal and state securities laws, and the Company holds no shares of Common Stock or other capital stock in its treasury; and

(ii)         15,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which (w) 8,400 shares have been designated Series A Convertible Preferred Stock, of which 2,190 are issued and outstanding immediately prior to the Initial Closing, (x) 6,000 shares have been designated Series B Convertible Preferred Stock, of which 600 are issued and outstanding immediately prior to the Initial Closing, (y) 3,000 shares have been designated Series C-1 Preferred Stock, none of which are issued and outstanding immediately prior to the Initial Closing, and (z) 3,000 shares have been designated Series C-2 Preferred Stock, none of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of (A) the Series A Convertible Preferred Stock are as stated in the Series A Certificate of Designation, (B) the Series B Convertible Preferred Stock are as stated in the Series B Certificate of Designation and (C) the Series C-1 Preferred Stock and the Series C-2 Preferred Stock are as stated in the Series C Certificate of Designation and, in each case, as provided by the Delaware General Corporation Law. All of such outstanding shares of Preferred Stock have been, or upon issuance will be, duly authorized, fully paid and nonassessable and validly issued in compliance with all applicable federal and state securities laws.

(b)          Immediately prior to the Initial Closing the Company has reserved 1,346,926 shares of Common Stock for issuance upon exercise of certain outstanding warrants for Common Stock, true and complete descriptions and copies of the forms of which have been filed by the Company in its SEC Documents or provided to the Purchaser (the “Outstanding Warrants”), which include the Series B Warrants. Immediately prior to the Initial Closing, the Outstanding Warrants are exercisable for an aggregate of 1,346,926 shares of Common Stock (which includes the Series B Warrants, which are exercisable for an aggregate of 902,038 shares of Common Stock). Immediately following the Initial Closing, (i) the Outstanding Warrants will be exercisable for an aggregate of 1,421,100 shares of Common Stock, (ii) the Series B Warrants will be exercisable for an aggregate of 976,211 shares of Common Stock and (iii) each of the Series B Warrants will have an exercise price of $1.2043 per share. Immediately following the Second Closing, assuming there have been no issuances of equity securities by the Company following the Initial Closing other than the issuance of Securities hereunder at the Second Closing, (i) the Outstanding Warrants will be exercisable for an aggregate of no more than 1,421,100 shares of Common Stock, (ii) the Series B Warrants will be exercisable for an aggregate of no more than 976,211 shares of Common Stock and (iii) each of the Series B Warrants will have an exercise price of $1.2043 per share.

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(c)          Immediately prior to and as of the Initial Closing, the Company has reserved 7,220,534 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2001 Long-Term Incentive Plan, 2005 Long-Term Incentive Plan and 2006 Long-Term Incentive Plan, and an out-of-plan grant to Robert Klimasewski, each of which was duly adopted by the Company’s Board of Directors and approved by the Company’s stockholders, if required by applicable law or regulation (the “Stock Plans”). Immediately prior to and as of the Initial Closing, options to purchase 6,156,817 shares have been granted pursuant to such Stock Plans and are currently outstanding, and 1,063,717 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plans. The Company has furnished to the Purchaser complete and accurate copies of the Stock Plans and forms of agreements used thereunder.

(d)          The Company has furnished to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof, the Company's By-laws, as in effect on the date hereof, and the terms of all securities convertible into or exercisable or exchangeable for Common Stock of the Company, and the material rights of the buyers thereof with respect thereto. Except for (i) the conversion privileges of the Shares and Warrants to be issued under this Agreement, (ii) the conversion privileges of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock pursuant to the Series A Certificate of Designation and the Series B Certificate of Designation, respectively (iii) the securities and rights described in Section 2.2(c) and (iv) the Outstanding Warrants, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock or other capital stock or securities of the Company or any Subsidiary, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock or other capital stock or securities of the Company or any Subsidiary.

(e)          The Company has no obligation (contingent or otherwise) to purchase or redeem any of the capital stock or other securities of the Company or any Subsidiary, except as provided in the Series B Warrants (other than the Amended and Restated Series B Warrants) as in effect on the date hereof held by any non-Exchanging Warrantholders.

(f)          The Company has obtained valid waivers of any rights by other parties (i) to purchase any of the Securities covered by this Agreement or (ii) with respect to price based anti-dilution price adjustments or similar rights, and no preemptive rights, anti-dilution or price adjustments or similar provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) will be triggered by the issuance of any of the Securities, except that, upon the Initial Closing, the Series B Warrants will be exercisable for an aggregate of 976,211 shares of Common Stock and each of the Series B Warrants will have an exercise price of $1.2043 per share (the “Series B Adjustment”). The holders of the Series B Warrants who have exchanged their Series B Warrants for the Amended and Restated Series B Warrants (the “Exchanging Warrantholders”) constitute, immediately prior to the Initial Closing, the holders of 68% of the outstanding Series B Warrants (determined by the number of unexercised underlying shares of Common Stock). The Exchanging Warrantholders, the holders of the Company’s Series A Convertible Preferred Stock, and the holders of the Company’s Series B Convertible Preferred Stock have waived the right to any adjustment in the conversion or exercise prices or the number of shares of Common Stock into which their Series B Warrants, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, respectively, are convertible or exercisable as a consequence of the transactions contemplated by this Agreement.

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(g)          Other than the Series B Warrants (excluding the Amended and Restated Series B Warrants) as in effect on the date hereof held by any non-Exchanging Warrantholders, no Outstanding Warrants entitling the holders thereof to purchase shares of Common Stock contain any provisions relating to adjustments in the exercise price or the number of shares for which such warrants are exercisable as a consequence of the issuance or deemed issuance by the Company of any shares of Common Stock or Preferred Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock, at a price per share that is less than the exercise price at which such warrants are exercisable.

2.3.        Subsidiaries. As of the date hereof and the Initial Closing: other than VirtualScopics, LLC, a New York limited liability company, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity; and, the Company is not a participant in any joint venture, partnership or similar arrangement. The Company owns, directly or indirectly, all of the capital stock of, or other interests in, each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of, or other interests in, each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and free of Liens and any preemptive and similar rights to subscribe for or purchase securities.

2.4.        Authorization. The Company has full power and authority to enter into this Agreement and the other Transaction Agreements. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Initial Closing and the Second Closing, the Warrants at the Initial Closing and the Second Closing, the Conversion Shares and the Warrant Shares, has been taken or will be taken prior to the Initial Closing, other than with respect to the Second Closing, the approval contemplated by the Shareholder Issuance Approval and Series A Amendments and the Series B Amendments. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Initial Closing, and the issuance and delivery of the Initial Shares and the Initial Warrant has been taken or will be taken prior to the Initial Closing. This Agreement has been has been duly executed and delivered by the Company and constitutes, and the other Transaction Agreements, when executed and delivered by the Company shall constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors Rights Agreement and Director Indemnification Agreement may be limited by applicable federal or state securities laws.

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2.5.        Valid Issuance of Shares; Acknowledgment of Dilution.

(a)          The Shares and Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of any Liens or restrictions on transfer, other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and Liens created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Subsection 2.7 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares and the Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Series C Certificate of Designation or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and free of any Liens or restrictions on transfer, other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and Liens created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Subsection 2.7 below, the Conversion Shares and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

(b)          The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Series C Preferred Stock or otherwise pursuant to the Series C Certificate of Designation or upon issuance of the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company’s directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. Taking the foregoing into account, the Company’s Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and under the Series C Certificate of Designation and the Warrants and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

2.6.        SEC Documents. The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act, including all such proxy information, solicitation statement and registration statements, and any amendments thereto required to have been filed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).

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2.7.        Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Series C Certificate of Designations, which will have been filed as of the Initial Closing, (ii) the Series A Amendments and Series B Amendments (iii) filings pursuant to applicable state securities laws, which have been made or will be made in a timely manner, (iv) the filing of one or more Reports on Form 8-K with the SEC under the Exchange Act and (v) the filing of a proxy statement on Schedule 14A with the SEC with respect to a meeting of the stockholders of the Company to be held to obtain the requisite approval of such stockholders with respect to certain of the transactions and events contemplated by this Agreement and (vi) a filing with the SEC on Form D, if applicable. The Company is not in violation of the listing requirements of the Principal Market and does not reasonably anticipate that the Common Stock will cease to be listed on the Principal Market in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

2.8.        Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company or any Subsidiary or any officer, director or Key Employee of the Company or any Subsidiary arising out of their employment or board relationship with the Company; or (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company or any Subsidiary nor, to the Company’s knowledge, any of the officers, directors or Key Employees of the Company or any Subsidiary is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company or Subsidiary). There is no action, suit, proceeding or investigation by the Company or any Subsidiary pending or which the Company or any Subsidiary intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the employees of the Company or any Subsidiary, their services provided in connection with the business of the Company or any Subsidiary, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

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2.9.        Intellectual Property. The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Company or any Subsidiary violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Neither the Company nor or any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company and each of its Subsidiaries have obtained and possess valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that any of them own or lease or that any of them have otherwise provided to their respective employees for their use in connection with their business. It will not be necessary to use any inventions of any of the employees or consultants of the Company or any Subsidiary (or Persons the Company or any Subsidiary currently intends to hire) made prior to their employment by the Company or any Subsidiary, unless such inventions have been assigned to the Company or its applicable Subsidiary. Each employee and consultant has assigned to the Company or its applicable Subsidiary all intellectual property rights he or she owns that are related to the business of the Company or such Subsidiary as now conducted and as presently proposed to be conducted. Subsection 2.9 of the Disclosure Schedule lists all Company Intellectual Property. Neither the Company nor any Subsidiary has embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Subsection 2.9, the Company shall be deemed to have knowledge of a patent right if the Company or any Subsidiary has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.10.      Compliance with Other Instruments. Neither the Company nor any Subsidiary is in breach, violation or default (i) of any provisions of its Certificate of Incorporation, as amended (the “Certificate”) or Bylaws or other organizational documents, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of any law, statute, rule or regulation (including federal and state securities laws and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”)) other than regulations governing the minimum bid price for continuing listing of its Common Stock on the Nasdaq Capital Market, applicable to the Company or any Subsidiary, in the case of clause (iii), (iv) or (v), the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not (x) result in any such breach, violation or default, or be in conflict with or constitute, with or without the passage of time and giving of notice or both, either (i) a violation or default under any such provision, law, rule, regulation, instrument, judgment, order, writ, decree, contract or agreement that has not been waived or (ii) an event which results in the creation of any Lien upon any assets of the Company or any Subsidiary, or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or any Subsidiary, (y) other than the Series B Adjustment with respect to the Series B Warrants as in effect on the date hereof, trigger or otherwise require any resets or other change of conversion or exercise prices in any other outstanding convertible securities, warrants or options of the Company or any Subsidiary, or (z) other than the Series B Adjustment with respect to the Series B Warrants as in effect on the date hereof , trigger or otherwise require the issuance of securities by the Company or any Subsidiary to any third party.

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2.11.      Agreements; Actions.

(a)          As of the date hereof and the Initial Closing, except for the Transaction Agreements, there are no material agreements, understandings, instruments, contracts or proposed transactions to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, other than disclosed by the Company in the SEC Documents. Except as reflected in the SEC Documents, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness, (ii) as of the date hereof and the Initial Closing, is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(b)          Since September 30, 2011, except as disclosed in the SEC Documents, (1) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect and (2) neither the Company nor any Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or other interests, other than the payment or accrual of dividends on the Company’s Series B Convertible Preferred Stock and Series C-1 Preferred Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or other interests, (ii) incurred any Indebtedness or incurred any other liabilities, other than liabilities incurred in the ordinary course of the Company’s business consistent with past practices, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses consistent with past practice, (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business, (v) altered its method of accounting or (vi) issued any shares of capital stock or other interests to any officer, director or Affiliate, except pursuant to the existing Stock Plans or pursuant to the exercise or conversion of outstanding warrants or preferred stock. Neither the Company nor any Subsidiary is a guarantor or indemnitor of any Indebtedness of any other Person. Neither the Company nor any Subsidiary has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company or any Subsidiary have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. As of the date hereof and the Initial Closing, the Company does not have pending before the SEC any request for confidential treatment of information. As of the date hereof and the Initial Closing, except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or any of its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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2.12.      Certain Transactions.

(a)          Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Company’s Board of Directors, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Company’s Board of Directors or a committee thereof (previously provided to the Purchaser or its counsel) and (iv) as disclosed in the SEC Documents, there are no agreements, understandings or proposed transactions between the Company or any Subsidiary, on the one hand, and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof, on the other.

(b)          Neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the officers or employees of the Company or any Subsidiary, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or any Subsidiary or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the customers, suppliers, service providers, joint venture partners, licensees and competitors of the Company or any Subsidiary, (ii) direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary except that officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) other than as disclosed in the SEC Documents, financial interest in any material contract with the Company or any Subsidiary.

2.13.      Rights of Registration and Voting Rights. Except as provided in the Investors Rights Agreement and except as disclosed in the SEC Documents, neither the Company nor any Subsidiary is under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. Other than as contemplated by the Transaction Agreements, to the Company’s knowledge, no stockholder of the Company or any Subsidiary has entered into any agreements with respect to the voting or transfer of shares of capital stock of, or other interest in, the Company or any Subsidiary.

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2.14.     Property. The Company and each of its Subsidiaries own, lease or have the legal right to use all of the property and assets necessary for, or used or intended to be used in, the conduct of their business. The property and assets that the Company or any Subsidiary owns, leases or has the legal right to use are free and clear of all mortgages, deeds of trust, loans, encumbrances or other Liens, except (a) for statutory liens for the payment of current taxes that are not yet delinquent, (b) encumbrances and liens that arise in the ordinary course of business and do not materially impair or interfere with the ownership or use of such property or assets by the Company or such Subsidiary and (c) as disclosed in the financial statements that are included in the SEC Documents. With respect to the property and assets it leases, the Company and each of its Subsidiaries are in compliance with such leases in all material respects and, to the Company’s knowledge, hold valid leasehold interests, free of any Liens, other than those of the lessors of such property or assets. The Company does not own any real property. All of the property and assets of the Company and any Subsidiary have been maintained in accordance with applicable law and good business practice, are in good operating condition and repair and are suitable for the purposes for which they are used and intended to be used.

2.15.    Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under United States generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its Subsidiaries.

2.16.      Changes. Since September 30, 2011, other than as disclosed in the SEC Documents, there has not been:

(a)          any change in the assets, liabilities, financial condition or operating results of the Company or any Subsidiary from that reflected in the financial statements included in the SEC Documents, except changes in the ordinary course of business that have not caused, individually or in the aggregate, a Material Adverse Effect;

(b)          any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)          any waiver or compromise by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

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(d)          any satisfaction or discharge of any Lien or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)          any material change to a material contract or agreement by which the Company or any Subsidiary or any of their respective assets is bound or subject;

(f)          any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)          any resignation or termination of employment of any officer or Key Employee of the Company or any Subsidiary;

(h)          any mortgage, pledge, transfer of a security interest in, or other Lien, created by the Company or any Subsidiary, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair or interfere with the ownership or use of such property or assets by the Company or such Subsidiary;

(i)          any loans or guarantees made by the Company or any Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business consistent with past practices;

(j)          other than the payment or accrual of dividends on the Series B Preferred Stock, any declaration, setting aside or payment or other distribution in respect of any of the capital stock of, or other interests in, the Company or any Subsidiary, or any direct or indirect redemption, purchase, or other acquisition of any of such stock or other interests by the Company or any Subsidiary;

(k)         any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)          receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any Subsidiary;

(m)         any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect;

(n)          any capital expenditures, individually or in the aggregate, in excess of $250,000;

(o)          any issuance of any shares of capital stock, bonds or other securities or any rights, options or warrants with respect thereto other than upon the grant or exercise of awards under the Stock Plans, the exercise of the Outstanding Warrants or upon the conversion of Preferred Stock;

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(p)          borrowing of any amount or incurring or becoming subject to any liabilities (absolute or contingent), except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such Subsidiary’s business;

(q)          experiencing any material problems with its labor force or Key Employees in connection with the terms and conditions of their employment;

(r)          any charitable contributions or pledges in excess of $10,000;

(s)          entering into, amending, modifying or waiving any other material transaction other than in the ordinary course of business, or entering into, amending, modifying or waiving any other material transaction, whether or not in the ordinary course of business; or

(t)          any arrangement or commitment by the Company or any Subsidiary to do any of the things described in this Subsection 2.16.

2.17.      Employee Matters.

(a)          The Company employs ninety-one full-time employees and seven part-time employees, and engages ten consultants or independent contractors.

(b)          The SEC Documents include true and complete descriptions of all compensation paid to those of the executive officers and directors of the Company whose compensation was required to be reported pursuant to applicable SEC rules and regulations for its fiscal year ended December 31, 2010.

(c)          To the Company’s knowledge, none of the employees of the Company or any Subsidiary is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or its Subsidiaries or that would conflict with the business of the Company or any Subsidiary. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the business of the Company and its Subsidiaries by the employees of the Company and its Subsidiaries, nor the conduct of the business of the Company and its Subsidiaries as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(d)          Neither the Company nor any Subsidiary is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date of this Agreement or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company and each of its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company and each of its Subsidiaries have withheld and paid to the appropriate governmental entity or are holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company or such Subsidiaries and are not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

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(e)          To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or any Subsidiary or is otherwise likely to become unavailable to continue as an employee, nor does the Company or any Subsidiary have a present intention to terminate the employment of any Key Employee. The employment of each employee of the Company or any Subsidiary is terminable at the will of the Company.

(f)          The financial statements included in the SEC Documents contain descriptions of all employee benefit plans maintained, established or sponsored by the Company or any Subsidiary, or which the Company or any Subsidiary participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company and each of its or any Subsidiaries have made all required contributions and have no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and have complied in all material respects with all applicable laws relating to any such employee benefit plans.

(g)          Neither the Company nor any Subsidiary is bound by or subject to (and none of their respective assets or properties is bound by or subject to), any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving any employees of the Company or any Subsidiary.

2.18.      Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company or any Subsidiary which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company or any Subsidiary which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports of the Company or any Subsidiary by any applicable federal, state, local or foreign governmental agency. The Company and each of its Subsidiaries have duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by them and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.19.      Insurance. The Company and its Subsidiaries have in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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2.20.      Employee Agreements. Each current and former employee, consultant and officer of the Company or any Subsidiary has executed an agreement with the Company or such Subsidiary regarding confidentiality and proprietary information (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s Confidential Information Agreement. The Company is not aware that any of its employees is in violation of any agreement covered by this Subsection 2.20.

2.21.      Permits; Compliance with Law.

(a)          The Company and each of its Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of their business, the lack of which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(b)          The Company and each of its Subsidiaries have complied with each, and are not in violation of any, law, rule or regulation to which they are subject and have not failed in any respect to obtain or adhere to the requirements of any regulatory approval or other governmental authorization necessary to the ownership of their assets and properties or to the conduct of their business where such failure would have a Material Adverse Effect.

(c)          Neither the Company nor any Subsidiary is in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by its Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market other than with respect to non-compliance with regulations governing the minimum bid price for continuing listing of its Common Stock on the Principal Market.

2.22.      Corporate Documents. The Certificate and Bylaws of the Company are as included in the SEC Documents. The copy of the minute books of the Company and its Subsidiaries provided to the Purchaser or its counsel contains minutes of all meetings of directors (or other governing body) and stockholders (or other equity holders) and all actions by written consent without a meeting by the directors (or other governing body) and stockholders (or other equity holders) since the date of incorporation (or formation, as applicable) and accurately reflects in all material respects all actions by the directors (or other governing body), and any committee thereof and stockholders (or other equity holders) with respect to all transactions referred to in such minutes.

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2.23.      Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries are and have been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or any Subsidiary; (c) there have been no Hazardous Substances generated by the Company or any Subsidiary that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company or any Subsidiary, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchaser or its counsel true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

For purposes of this Section 2, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substances; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.24.      Regulatory Matters; FDA.

(a)          The Company and its Subsidiaries have obtained all necessary approvals, clearances, authorizations, licenses and registrations required by the United States Federal government or its agencies and all approvals, clearances, authorizations, licenses and registrations required by any other governmental authority, to permit all activities (including pre-clinical testing) undertaken by the Company and its Subsidiaries to date, other than the activities contemplated by the Milestone Events and for which regulatory approval is being sought in connection therewith, (the “Activities to Date”) in jurisdictions where the Company or any Subsidiary currently conducts or in the past conducted such activities (collectively, the “Regulatory Licenses”) except where the failure to have such Regulatory Licenses would not be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of each Regulatory License and with all applicable laws, rules and regulations pertaining to the Activities to Date. The Company and its Subsidiaries are in compliance in all material respects with all applicable reporting requirements for all Regulatory Licenses.

(b)          Neither the Company nor any Subsidiary has received any notice or other communication from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state or foreign governmental authority or entity alleging any violation by the Company or any Subsidiary of any law, regulation or other legal provision applicable to any of the products of the Company or any Subsidiary.

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(c)          None of the Company, any Subsidiary or any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or any other federal, state or foreign governmental authority or entity performing similar functions or failed to disclose a material fact required to be disclosed to the FDA or such other federal, state or foreign governmental authority or entity.

2.25.      No General Solicitation; No Integrated Offering. None of the Company or any Subsidiary, or any of their respective officers, directors, employees, agents or affiliates, or any Person acting on its or their behalf, has either, directly or indirectly, including through a broker or finder, (a) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated by the SEC pursuant to the Securities Act) in connection with the offer or sale of any of the Securities or (b) published any advertisement in connection with the offer and sale of any of the Securities. Except as contemplated under the terms of the Transaction Agreements, neither the Company nor any of its affiliates or any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of any of the Securities to the Purchaser. The issuance of any of the Securities to the Purchaser will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

2.26.      Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s management, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.27.      Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.28.      Solvency. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company or any Subsidiary would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

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2.29.      No Investment Company. Neither the Company nor any Subsidiary is, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). To the best of the Company’s knowledge, the Company is not controlled by an Investment Company.

2.30.      No Market Manipulation. Neither the Company or any Subsidiary has, and to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any Subsidiary.

2.31.      Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Purchaser.

2.32.      Accountants; No Disagreements With Accountants And Lawyers.

(a)          The Company’s accounting firm is set forth in the SEC Documents. To the Company’s knowledge, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

(b)          There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the Company or any Subsidiary, on the one hand, and the accountants and lawyers formerly or presently employed by the Company or any Subsidiary, on the other, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

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2.33.         Absence of Certain Company Control Person Actions or Events. To the Company’s knowledge, during the past five (5) years: (a) no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, and no receiver, fiscal agent or similar officer was appointed by a court for the business or property of any Company Control Person (as defined below), or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing; (b) no Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) no Company Control Person has been the subject of any order, judgment or decree, that was not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (A) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity; (B) engaging in any type of business practice; or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; (d) no Company Control Person has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (c) of this item, or to be associated with Persons engaged in any such activity; and (e) no Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

For purposes hereof, “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the Securities Act or Section 20 of the Exchange Act.

2.34.         DTC Status. The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Section 2.34 of the Disclosure Schedule.

2.35.         Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

2.36.         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary, on the one hand, and an unconsolidated or other off balance sheet entity, on the other, that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

2.37.         Regulation M Compliance. Neither the Company nor any Subsidiary has, and to the Company’s knowledge, no one acting on its or their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to Summer Street Research Partners in connection with the placement of the Securities.

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2.38.         Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its organizational documents or the laws of the jurisdiction of its incorporation which would prevent completion of the transactions contemplated by this Agreement. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.39.         Stock Option Plans. Each stock option granted by the Company under the Company’s Stock Plans was granted (i) in accordance with the terms of the Company’s Stock Plans and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under United States generally accepted accounting principles and applicable law. No stock option granted under the Company’s Stock Option Plans has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or any of its Subsidiaries or their financial results or prospects.

2.40.         U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

2.41.         Nasdaq. The Company has filed all applications and notices required by the rules of the Principal Market with respect to the issuance and sale of the Securities to the Purchaser and the other transactions contemplated by this Agreement.

2.42.         Disclosure. All disclosure provided to the Purchaser regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the Disclosure Schedule to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for information that will be contained within the Current Report on Form 8-K to be filed reporting this transaction or the Company’s next due Annual Report on Form 10-K and information relative to this transaction.

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2.43.         Rights of Holders of Series B Preferred Stock. The rights of holders of the Series B Preferred Stock under Sections 4 (“Covenants”) and 5 (“Prohibition on Liens; Injunction”) of the Series B Securities Purchase Agreement and Sections 12 (“Certain Negative Covenants; Misc.”) and 13 (“Events of Default”) and 14 (“Adjustment Upon Certain Events of Default; Mandatory Redemption; Posting of Bond”) of the Series B Certificate of Designation, have expired and are no longer in effect.

3.            Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1.          Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements to which the Purchaser is a party. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors Rights Agreement may be limited by applicable federal or state securities laws.

3.2.          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares, except for the Transaction Agreements.

3.3.          Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4.          Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

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3.5.        Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a)          “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)          Any legend set forth in, or required by, the other Transaction Agreements.

(c)          Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

(d)          The Conversion Shares and the Warrant Shares, together with any other shares of Common Stock that are issued or issuable pursuant to the Transaction Agreements shall be referred to herein as the “Issued Common Shares.” Certificates evidencing the Issued Common Shares shall not contain any legend restricting the transfer thereof (including the legend set forth in Subsection 3.5(a)): (i) following resale of such shares while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Issued Common Shares pursuant to Rule 144, or (iii) if such Issued Common Shares are eligible for sale without volume or manner of sale limitation or current public information requirements under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of the Registration Statement contemplated by the Investors Rights Agreement if required by the Company’s transfer agent to effect the sale of Issued Common Shares by the Purchaser without a restrictive legend. If the Unrestricted Conditions are met at the time of issuance or resale of Issued Common Shares, then such Issued Common Shares shall be issued free of all legends and the Purchaser submits proof and proper documentation reasonably satisfactory to the Company and its transfer agent to the conditions in this Subsection 3.5(d). The Company agrees that at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Subsection 3.5(d), it will, no later than three (3) Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Issued Common Shares, as applicable, issued with a restrictive legend and proof and proper documentation reasonably satisfactory to the Company and its transfer agent to the conditions in this Subsection 3.5(d) (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends.

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3.6.          No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, or members has either, directly or indirectly, including through a broker or finder (a) engaged in any general solicitation or general advertising (within the meaning of Regulation D promulgated by the SEC pursuant to the Securities Act) in connection with the offer or sale of any of the Securities, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.7.          Principal Office. The office or offices of the Purchaser in which its principal place of business is located is identified in the preamble to this Agreement.

3.8.          Accredited Investor. The Purchaser is an Accredited Investor within the meaning of Regulation D promulgated by the SEC pursuant to the Securities Act and has not been formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

4.            Covenants.

4.1.          Reasonable Best Efforts. The parties shall use their reasonable best efforts to satisfy timely each of the conditions described in Section 5 and Section 6 of this Agreement.

4.2.          Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the date of the Initial Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at each Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the date of the Initial Closing.

4.3.          Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m. (Eastern time) on the fourth business day following the date hereof, file with the SEC a Current Report on Form 8-K, disclosing the terms of the transactions contemplated by the Transaction Agreements in the form required by the Exchange Act and attaching the material Transaction Agreements (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Warrant, the Investors Rights Agreement, the Series C Certificate of Designations and the Series A Amendments and Series B Amendments), as exhibits thereto (including all attachments, the “8-K Filing”). The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and the Company shall not issue any press release or otherwise make any such public statement without the prior consent of the Purchaser, except if such disclosure is required by law, in which case the Company shall promptly provide the Purchaser with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC, any other governmental authority or regulatory agency, or any market or exchange, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Investors Rights Agreement and (B) the filing of final Transaction Agreements (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is required by law or regulations of the Principal Market, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this subclause (ii).

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4.4.        No Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchaser in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Principal Market or any other market on which the Common Stock is sold or traded.

4.5.        Share Issuance Authorization. As soon as practicable following the date hereof, the Company shall prepare a proxy or information statement (which shall be in a form reasonably acceptable to the Purchaser and its counsel), shall submit the proxy or information statement to the SEC and shall mail it to its shareholders, requesting and recommending that they vote affirmatively or informing them that written consents have been obtained with respect to (a “Shareholder Issuance Vote”):

(a)          a proposal to approve the issuance, under applicable law and the rules of the Principal Market or other applicable Eligible Market, of all of the Conversion Shares and Warrant Shares and other shares of Common Stock issuable pursuant to the Transaction Agreements without regard to the Issuable Maximum and to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company’s ability to issue shares of Common Stock in excess of the Issuable Maximum; and

(b)          the proposed Series A Amendments and Series B Amendments;

If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement.

The shareholder approval of the foregoing proposals is referred to herein as the “Shareholder Issuance Approval”). The Shareholder Issuance Approval shall occur before June 15, 2012; provided, however, that if the Company’s failure to obtain the Shareholder Issuance Approval by the Shareholder Issuance Approval Deadline is due to its inability to resolve, in good faith, to the SEC’s satisfaction any comments pertaining to its review of the proxy or information statement, then the Shareholder Issuance Approval Deadline shall be extended to the earlier of (i) the date that is forty-five (45) days after the date that the SEC notifies the Company that it has no further comments or (ii) July 31, 2012, as may be extended in the sole discretion of the Purchaser (the “Shareholder Issuance Approval Deadline”). In the event that the Shareholder Issuance Approval is not obtained by the Shareholder Issuance Approval Deadline, in addition to and without limitation of any other remedies that the Purchaser may have, the Company agrees to include such proposals at a meeting of its shareholders no less than once in each subsequent annual period beginning in 2012 until such approval is obtained.

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4.6.        D&O Insurance. So long as the Series C Director is a member of the Company’s Board of Directors, the Company shall maintain a director’s and officer’s insurance policy in the amount of at least $5,000,000.

4.7.        Prohibition on the Issuance of Shares. Absent the prior written consent of the Purchaser, prior to the Shareholder Issuance Approval, the Company shall not issue any securities which would have resulted in an adjustment to the Series C-1 Conversion Price (as defined in the Series C Certificate of Designation) had Part I, Section 7.8 of the Series C Certificate of Designation then been in effect.

4.8.        Purchaser’s Consent to Series A Amendments and Series B Amendments. The Purchaser hereby consents to the Series A Amendments and Series B Amendments for purposes of Part I, Section 6.3 and Part II, Section 6.3 of the Series C Certificate of Designation, which constitutes the consent of the Required Holders as defined in the Series C Certificate of Designation.

5.            Conditions to the Purchasers’ Obligations at Closing.

5.1.        Conditions to Initial Closing. The obligations of the Purchaser to purchase the Initial Shares and the Initial Warrant at the Initial Closing are subject to the fulfillment, on or before such Initial Closing, of each of the following conditions, unless otherwise waived:

(a)          Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Initial Closing.

(b)          Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

(c)          Compliance Certificate. The President and Chief Executive Officer or Chief Financial Officer of the Company shall deliver to the Purchaser at such Closing a certificate certifying that the conditions specified in this Subsection 5.1 have been fulfilled.

(d)          Consents and Approvals; Qualifications. The Purchaser shall have received, each in form and substance satisfactory to the Purchaser, all authorizations, approvals, permits, consents, orders and approvals of any governmental authority or regulatory body and any third party consents that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement (including, without limitation, waiver of all existing anti-dilution or other price adjustments, other than under the Series B Warrants (other than the Amended and Restated Series B Warrants) as in effect on the date hereof held by any non-Exchanging Warrantholders).

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(e)         No Litigation or Order. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(f)         No Suspension of Trading. The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market and, within two (2) business days of the Closing, the Company shall have made application to the Principal Market to have the Conversion Shares and the Warrant Shares authorized for quotation.

(g)         No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect.

(h)         Opinion of Company Counsel. The Purchaser shall have received from Woods Oviatt Gilman, LLP, counsel for the Company, an opinion, dated as of the date of the Initial Closing, in substantially the form of Exhibit G attached to this Agreement.

(i)          Board of Directors. As of the Initial Closing, the authorized size of the Company’s Board of Directors shall be nine (9), which shall include one seat for the Series C Director.

(j)          Investors Rights Agreement. The Company and the Purchaser shall have executed and delivered the Investors Rights Agreement.

(k)          Amended and Restated Series B Warrants. The holders of at least 68% of the outstanding Series B Warrants (determined by the number of unexercised underlying shares of Common Stock) shall have exchanged their outstanding Series B Warrants for amended and restated Series B Warrants, in the form of Exhibit H attached hereto (the “Amended and Restated Series B Warrants”), and such exchanged Series B Warrants shall have been cancelled and of no further force or effect.

(l)          Series C Certificate of Designations. The Company shall have filed the Series C Certificate of Designations with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of the applicable Closing.

(m)         Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Initial Closing a certificate certifying (i) the Certificate of Incorporation and Bylaws of the Company, as in effect, (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) written consents of the holders of Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock approving the creation of the Series C Preferred Stock.

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(n)          Proceedings and Documents. All corporate proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

(o)          Preemptive Rights; Anti-Dilution Rights. The Company shall have obtained enforceable waivers in respect of any preemptive rights, anti-dilution rights, price adjustment rights or similar rights directly or indirectly affecting any of its securities, in form and substance satisfactory to the Purchaser and its counsel, other than with respect to the Series B Warrants (excluding the Amended and Restated Series B Warrants) as in effect on the date hereof held by any non-Exchanging Warrantholders.

(p)          Stock and Warrant Certificates. The Company shall have delivered to the Purchaser the duly executed certificates representing the Initial Shares and Initial Warrant.

(q)          Voting Agreement. The Company shall have obtained Voting Agreements, in the form attached to this Agreement as Exhibit I (the “Voting Agreements”), executed and delivered by the Company and the holders of at least a majority of the outstanding shares of its Series A Preferred Stock and the holders of in excess of two-thirds of the outstanding shares of its Series B Preferred Stock with respect to the Series A Amendments and Series B Amendments and the transactions contemplated by this Agreement and the other Transaction Agreements.

(r)           Director Indemnification Agreement. The Company shall have delivered to the Purchaser a Director Indemnification Agreement in form reasonable satisfactory to the Purchaser.

5.2.        Conditions to Second Closing. The obligations of the Purchaser to purchase Milestone Shares and the Milestone Warrant at the Second Closing are subject to the fulfillment, on or before such Second Closing, of each of the following conditions, unless otherwise waived:

(a)          Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall have been true and correct in all material respects as of the Second Closing, except that (i) the Fundamental Representations (as defined below), shall have been true and correct in all respects as of the Second Closing, (except as provided in clause (ii) below), and (ii) representations and warranties that are made as of a specific date, shall have been true and correct as of such date.

(b)          Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the other Transaction Agreements that are required to be performed or complied with by the Company on or before such Second Closing.

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(c)          Milestone Conditions. The Purchaser shall have received the certification by the Company’s Board of Directors that the Milestone Events have occurred in accordance with Subsection 1.1(c)(i).

(d)          Compliance Certificate. The President and Chief Executive officer or Chief Financial Officer of the Company shall deliver to the Purchaser at such Closing a certificate certifying that the conditions specified in this Subsection 5.2 have been fulfilled.

(e)          Consents and Approvals; Qualifications. The Purchaser shall have received, each in form and substance satisfactory to the Purchaser, all authorizations, approvals, permits, consents, orders and approvals of any governmental authority or regulatory body and any third party consents that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement at the Second Closing (including, without limitation, waiver of all existing anti-dilution or other price adjustments, other than under the Series B Warrants (other than the Amended and Restated Series B Warrants) as in effect on the date hereof held by any non-Exchanging Warrantholders).

(f)          No Litigation or Order. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, or shall have been threatened in writing, which prohibits the consummation of the Second Closing or challenges or seeks to restrain or adversely alter the transactions contemplated by this Agreement.

(g)         No Suspension of Trading. The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market and the Company shall have made application to the Principal Market to have the Conversion Shares and the Warrant Shares authorized for quotation.

(h)         No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect.

(i)          Shareholder Issuance Approval. The Shareholder Issuance Approval shall have been obtained and remain in full force and effect.

(j)          Opinion of Company Counsel. The Purchaser shall have received from Woods Oviatt Gilman, LLP, counsel for the Company, an opinion, dated as of the date of the Second Closing, in substantially the form of Exhibit G attached to this Agreement.

(k)         Stock and Warrant Certificates. The Company shall have delivered to the Purchaser the duly executed certificates representing the Milestone Shares and Milestone Warrant.

(l)          Scientific Advisory Board. The Company shall have established the Scientific Advisory Board in accordance with the Investors Rights Agreement.

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(m)          Proceedings and Documents. All corporate proceedings in connection with the transactions contemplated at the Second Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

(n)           Series A Amendments and Series B Amendments. The Company shall have filed the Series A Amendments and Series B Amendments with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of the applicable Closing.

6.            Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Initial Shares and the Initial Warrant to the Purchaser at the Initial Closing and the Milestone Shares and Milestone Warrant at the Second Closing are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:

6.1.        Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

6.2.        Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the other Transaction Agreements that are required to be performed or complied with by it on or before such Closing.

6.3.        Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

6.4.        Investors Rights Agreement. The Purchaser shall have executed and delivered the Investors Rights Agreement.

7.            Miscellaneous.

7.1.          Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company for a period of eighteen (18) months after the Initial Closing, except for those representations and warranties in Subsections 2.1 (“Organization, Good Standing, Corporate Power and Qualification”), 2.2 (“Capitalization”), 2.4 (“Authorization”), 2.5 (“Valid Issuance of Shares”) (collectively, the “Fundamental Representations”) and Section 3, which shall survive indefinitely.

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7.2.        Indemnification.

(a)          The Company and the Purchaser (the “Indemnifying Party”) agree to indemnify and hold harmless the other, and all of their respective officers, directors, employees, agents, members, partners, affiliates and managers (the “Indemnified Party”), for loss or damage (including, without limitation, reasonable attorneys’ fees and other expenses) arising as a result of or related to any breach by the Company or the Purchaser, as applicable, of any of its representations, warranties and covenants set forth in this Agreement. For purposes of this Agreement, such loss or damage shall specifically exclude any lost profits (but shall not exclude loss of value), consequential damages or punitive damages.

(b)          Promptly after receipt of notice of the commencement of any action against an Indemnified Party, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof and the basis hereunder upon which a claim for indemnification is asserted, but the failure to do so shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent the Indemnifying Party is materially prejudiced by such failure. In the event of the commencement of any such action, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof with counsel satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal expenses (including attorneys’ fees) subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(c)          As to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party, the control of such defense shall be vested in the Indemnifying Party; provided that the consent of the Indemnified Party shall be required prior to any settlement of such case or action, which consent shall not be unreasonably withheld. As to any action, the party which is controlling such action shall provide to the other party reasonable information (including reasonable advance notice of all proceedings and depositions in respect thereto) regarding the conduct of the action and the right to attend all proceedings and depositions in respect thereto through its agents and attorneys, and the right to discuss the action with counsel for the party controlling such action.

(d)          The maximum amount payable by the Company to the Purchaser, or the Purchaser to the Company or any other Indemnified Party, for losses or damages in respect of claims for indemnification under this Section 7.2, shall not exceed an amount equal to the purchase price paid by the Purchaser.

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7.3.          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4.          Governing Law. This Agreement shall be governed by the internal law of the State of New York.

7.5.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6.          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7.          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as first set forth above, or to such facsimile number or address as subsequently designated by written notice given in accordance with this Section 7.7. If notice is given to the Company, a copy shall also be sent to Woods Oviatt Gilman, LLP, 2 State Street, Rochester, NY 14614, Facsimile: 585-987-2975, Attn: Gregory W. Gribben, Esq. and if notice is given to the Purchaser, a copy shall also be given to McDermott Will & Emery LLP, 340 Madison Avenue, New York, NY 10173, Facsimile: 212-547-5444, Attn: Todd A. Finger, Esq. and Seth T. Goldsamt, Esq.

7.8.          No Finder’s Fees. Other than the fee payable by the Company to Summer Street Research Partners, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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7.9.          Fees and Expenses. At the Initial Closing, the Company shall pay the Purchaser’s reasonable fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel, in an amount not to exceed, in the aggregate, $75,000. At the Second Closing, the Company shall pay the Purchaser’s reasonable fees and expenses incurred in connection with the Second Closing, including the fees and expenses of its counsel, in an amount not to exceed, in the aggregate, $5,000.

7.10.         Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.11.         Amendments and Waivers. Any term of this Agreement may be amended, modified, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment, modification, termination or waiver effected in accordance with this SubSection 7.11 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

7.12.         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.13.         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.14.         Entire Agreement. This Agreement (including the Exhibits hereto), the Series C Certificate of Designations, the Warrants and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and thereof, and any other written or oral agreement relating to the subject matter hereof or thereof existing between the parties are expressly canceled.

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7.15.         Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York sitting in New York County or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

7.16.         Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.17.         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.18.         Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.19.         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.20.         Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchaser shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock and Warrant Purchase Agreement as of the date first written above.

COMPANY:

VIRTUALSCOPICS, INC.

By:	/s/ Molly Henderson

Name: Molly Henderson

Title: Chief Business and Financial Officer

PURCHASER:

MERCK GLOBAL HEALTH INNOVATION FUND, LLC

By:	/s/ William J. Taranto

Name: William J. Taranto

Title: Managing Director

SIGNATURE PAGE TO SERIES C PREFERRED STOCK

AND WARRANT PURCHASE AGREEMENT

EXHIBITS

Exhibit A – FORM OF SERIES C WARRANT

Exhibit B - FORM OF CERTIFICATE OF DESIGNATION OF SERIES C-1 AND SERIES C-2 PREFERRED STOCK

Exhibit C - FORM OF INVESTORS RIGHTS AGREEMENT

Exhibit D - MILESTONE EVENTS

Exhibit E – FORM OF AMENDED CERTIFICATE OF DESIGNATION FOR SERIES A PREFERRED STOCK

Exhibit F - FORM OF AMENDED CERTIFICATE OF DESIGNATION FOR SERIES B PREFERRED STOCK

Exhibit G – FORM OF LEGAL OPINION

Exhibit H– AMENDED AND RESTATED SERIES B WARRANT

Exhibit I – VOTING AGREEMENT

EXHIBIT A

FORM OF SERIES C WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase
1,361,316 shares	Warrant Number WC1/2-1

Warrant to Purchase Common Stock

of

VirtualScopics, Inc.

THIS CERTIFIES that Merck Global Health Innovation Fund, LLC, a Delaware limited liability company, or any subsequent holder hereof (“Holder”) has the right to purchase from VirtualScopics, Inc., a Delaware corporation (the “Company”), up to one million three hundred sixty-one thousand three hundred sixteen (1,361,316) fully paid and nonassessable shares, of the Company’s common stock, $0.001 par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.          Date of Issuance and Term.

This Warrant shall be deemed to be issued on April 3, 2012 (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is seven (7) years after the Date of Issuance (the “Term”). This Warrant is one of a series of Warrants (collectively, the “Warrants”) issued or issuable in conjunction with the issuance of [Series C-1 Preferred Stock of the Company/Series C-2 Preferred Stock of the Company] (the “Series C Preferred Stock”) to the Holder pursuant to the terms of the Series C Preferred Stock and Warrant Purchase Agreement, dated April 3, 2012 (the “Securities Purchase Agreement”) by and between the Company and Holder, the Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of VirtualScopics, Inc. (the “Certificate of Designation”) and the Investor Rights Agreement dated April 3, 2012 (the “Investor Rights Agreement”) by and between the Company and Holder. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Securities Purchase Agreement.

This Warrant may be exercisable at any time and from time to time on or after Sunday, September 30, 2012 (the “Initial Exercise Date”).

2.          Exercise.

(a) Manner of Exercise. During the Term and at any time on or after the Initial Exercise Date this Warrant may be Exercised as to all or any lesser number of full shares of Common Stock covered hereby (the “Warrant Shares” or the “Shares”) upon surrender of this Warrant, with the Notice of Exercise Form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed, together with the full Exercise Price for each share of Common Stock as to which this Warrant is Exercised, at the office of the Company, VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY 14625, Fax: 585-218-7350 or at such other location as the Company may then be located or such other office or agency as the Company may designate to Holder in writing, by overnight mail or by facsimile (such surrender and payment of the Exercise Price called the “Exercise” of this Warrant).

(b) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that a copy of the Notice of Exercise, completed and executed, is sent by facsimile to the Company, provided that the original Warrant and Notice of Exercise are received by the Company and the Exercise Price is satisfied within 1 Trading Day thereafter or else the Date of Exercise shall be deemed the Trading Day that the Notice of Exercise, Original Warrant and Exercise Price are received by the Company. Alternatively, the Date of Exercise shall be defined as the date the original Notice of Exercise, Original Warrant and Exercise Price are received by the Company, if Holder has not sent advance notice by facsimile. Upon delivery on the Date of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. The Company shall deliver any objection to any Notice of Exercise within three (3) Trading Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.

(c) Delivery of Common Stock Upon Exercise. Within 3 Trading Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price (the “Warrant Shares Delivery Deadline”), the Company shall issue and deliver (or cause its transfer agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant converted as shall be determined in accordance herewith. Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock.

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(d) Revocation of Exercise Upon Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the Warrant Shares Delivery Deadline, the Holder will be entitled to revoke all or part of the relevant Notice of Exercise by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice.

(e) Legends.

(i) Restrictive Legend. The Holder understands that the Warrant and, until such time as Exercise Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”) as contemplated by the Investor Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.”

(ii) Removal of Restrictive Legends. Certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)): (i) following resale of such shares while a registration statement (including the Registration Statement, as defined in the Investor Rights Agreement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Exercise Shares pursuant to Rule 144, (iii) if such Exercise Shares are eligible for sale without volume or manner of sale limitation or current public information requirements under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined below) of the Registration Statement if required by the Company’s transfer agent to effect the sale of Exercise Shares by Holder without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance or resale of Exercise Shares, then such Exercise Shares shall be issued free of all legends and Holder submits proof and proper documentation reasonably satisfactory to the Company and its transfer agent to the conditions in this Section 2(e). The Company agrees that at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(e), it will, no later than three (3) Trading Days following the delivery by the Holder to the Company or the Company’s transfer agent of a certificate representing Exercise Shares, as applicable, issued with a restrictive legend and proof and proper documentation reasonably satisfactory to the Company and its transfer agent to the conditions in this Section 2(e), deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends. For purposes hereof, “Effective Date” shall mean the date that a Registration Statement that the Company is required to file with respect to the Warrant Shares pursuant to the Investor Rights Agreement has been declared effective by the Securities and Exchange Commission (the “Commission”).

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(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2(e)(i) above is predicated upon the Company’s reliance that the Holder will sell any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f) Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(g) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

(h) Delivery of Electronic Shares. In lieu of delivering physical certificates representing the unlegended shares of Common Stock issuable upon Exercise (the “Unlegended Shares”), provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, so long as the certificates therefor do not bear a legend, are not required to bear a legend, and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC identified in the written request through its Deposit Withdrawal Agent Commission (“DWAC”) system.

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(i) Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Exercise Shares pursuant to an Exercise on or before the fifth (5th) Business Day after the Warrant Shares Delivery Deadline (other than for circumstances related to an outbreak of hostilities, terrorist activities or war, the effects of weather or meteorological events, acts of God or other calamity or crisis), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

(j) Surrender of Warrant Upon Exercise; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender the original Warrant Certificate to the Company unless all of this Warrant is Exercised, in which case such Holder shall deliver the original Warrant being Exercised to the Company within one (1) Trading Day following the Date of Exercise at issue. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the amount of this Warrant that is so Exercised and the dates of such Exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this original Warrant upon each such Exercise. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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(k) Limitation of Shares Issuable Upon Exercise

(i)          Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Issuance Approval (as defined in the Securities Purchase Agreement) or a written opinion from outside counsel to the Company, reasonably satisfactory to the Required Warrant Holders, that such approval is not required, then the Company may not issue any Warrant Shares if the issuance of such Warrant Shares would cause the Company to exceed the aggregate number of shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock which the Company may issue and the number of shares of Common Stock which the Company may issue (A) upon conversion of all of the Series C-1 Preferred Stock and Series C-2 Preferred Stock issued pursuant to the Securities Purchase Agreement, together with any conversion of any accrued and unpaid Dividends, (B) upon exercise of all of the Warrants issued pursuant to the Securities Purchase Agreement and (C) pursuant to any Dividends paid on the Series C-1 Preferred Stock and Series C-2 Preferred Stock, without breaching the Company’s obligations under the rules and regulations of the Principal Market (as defined in the Securities Purchase Agreement), whether or not the Common Stock is listed on the Principal Market (the “Exchange Cap”). Each Holder shall be entitled to such Holder’s pro-rata portion (based on the aggregate stated value of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock acquired by such Holder under the Securities Purchase Agreement, divided by the aggregate stated value of all shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock issued under the Securities Purchase Agreement), of the Exchange Cap (with respect to each such holder, the “Exchange Cap Allocation”). In the event that any such holder shall sell or otherwise transfer any of such holder’s Warrants, the transferee shall be allocated a pro rata portion of such holder’s Exchange Cap Allocation. In the event that any holder of Warrants shall exercise all of such holder’s Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the shares of Warrants then held by each such holder.

(ii) Notwithstanding anything herein to the contrary, the Company shall not issue to any Holder any Warrant Shares to the extent such shares after giving effect to such issuance after exercise and when added to the number of shares of Common Stock beneficially owned by such Holder and which were previously issued upon conversion of any shares of Series C-1 Preferred Stock or, Series C-2 Preferred Stock or the payment of dividends thereon, and the exercise of any Warrants issued pursuant to the Securities Purchase Agreement, such Holder (together with such Holder's affiliates), would (a) beneficially own in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (b) control in excess of 19.9% of the total voting power of the Company's securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Company obtains the Shareholder Issuance Approval or a written opinion from outside counsel to the Company, reasonably satisfactory to the Required Warrant Holders, that such approval is not required.

For purposes of this Section 2(k), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

For purposes of this Section 2(k), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Securities and Exchange Commission, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.

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3.          Payment of Warrant Exercise Price. The Exercise Price (“Exercise Price”) shall initially equal $1.2043 per share (the “Initial Exercise Price”), subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below. Payment of the Exercise Price shall be made in cash, bank or cashier’s check or wire transfer.

4.          Transfer and Registration.

(a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

(b) Registrable Securities. The Common Stock issuable upon the Exercise of this Warrant has registration rights pursuant to the Investor Rights Agreement.

5.          Anti-Dilution Adjustments; Additional Adjustments.

(a) Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”), or similar transaction shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, or similar transaction, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 2 and in lieu of the Warrant Shares immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, or similar transaction, not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation. Whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted pursuant to Section 5(a), the Exercise Price shall be proportionately adjusted. The Company shall not effect any such recapitalization, reclassification, merger, consolidation, or similar transaction unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from the consolidation or merger assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Required Warrant Holders, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the successor corporation evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, having an exercise price equal to the Exercise Price of this Warrant or equitably adjusted as provided herein, having similar exercise rights as this Warrant (including but not limited to similar exercise price adjustment provisions), and satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive recapitalizations, reclassifications, mergers, consolidations or similar transactions and shall be applied without regard to any limitations on the exercise of this Warrant. For purposes hereof, “Required Warrant Holders” shall mean the Holders of a majority of the then outstanding Warrants (determined by the number of unexercised underlying Warrant Shares).

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(b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction (other than a transaction covered by Section 5(a) above) of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares of Common Stock, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

(c) Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $0.001 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $0.001 or more.

(d) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares represented by this Warrant shall proportionally increase. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares represented by this Warrant shall proportionally decrease.

(e)  Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company (a “Voluntary Adjustment”).

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(f) Adjustment to Number of Shares. In the event of any adjustment to the Exercise Price pursuant to the terms of this Warrant, the number of Warrant Shares issuable upon Exercise of this Warrant shall be adjusted (except as otherwise provided in Section 5(b)) such that the aggregate Exercise Price payable in full hereunder, after taking into account the adjustment in the Exercise Price, shall be equal to the aggregate Exercise Price payable in a full prior to such adjustment.

(g) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(h) Notice of Adjustments. Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall within Five (5) Trading Days mail to the Holder a notice (a “Exercise Price Adjustment Notice”) setting forth the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant, following delivery of the original Warrant to the Company for exchange. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(h), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holders are entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise.

(i) Notice to Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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6.          Fractional Interests.      No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next closest number of whole shares.

7.          Reservation of Shares. From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price in full. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant (based on the Exercise Price in effect from time to time), the Company will use commercially reasonable efforts to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly authorized and validly issued, fully paid, nonassessable and not subject to liens.

8.          Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

(b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, including an opinion of counsel reasonably satisfactory to the Company, the Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days of receipt of the original Warrant and other information required by this Section 8(b), and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

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9.          Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.         Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Agreements, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

11.         Benefits of this Warrant. Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

12.         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York, County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Agreements), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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13.         Loss of Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

14.         Notice or Demands. Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by facsimile or certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

15.         Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to voting rights.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the _____ day of April, 2012.

VIRTUALSCOPICS, INC.

By:
Print Name:
Title:

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EXHIBIT A

NOTICE OF EXERCISE FORM FOR WARRANT

TO: VIRTUALSCOPICS, INC.

The undersigned hereby irrevocably Exercises the right to purchase ____________ of the shares of Common Stock (the “Common Stock”) of VIRTUALSCOPICS, INC., a Delaware corporation (the “Company”), evidenced by the attached warrant (the “Warrant”), and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:________

Signature

Print Name

Address

NOTICE

The signature to the foregoing Notice of Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of VIRTUALSCOPICS, INC., a Delaware corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION OF

SERIES C-1 AND SERIES C-2 PREFERRED STOCK

CERTIFICATE OF DESIGNATION OF

RIGHTS AND PREFERENCES OF

THE SERIES C-1 PREFERRED STOCK

AND

THE SERIES C-2 PREFERRED STOCK

OF

VIRTUALSCOPICS, INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

It is hereby certified that:

1.          The name of the Corporation (hereinafter called the “Corporation”) is VirtualScopics, Inc., a Delaware corporation. For purposes hereof, references to the Corporation shall include any successor.

2.          The Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of Fifteen Million (15,000,000) shares of preferred stock, $0.001 par value per share, Eight Thousand Four Hundred (8,400) of which have been previously designated as Series A Convertible Preferred Stock and Six Thousand (6,000) of which have been previously designated as Series B Convertible Preferred Stock, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

3.          The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a series of Preferred Stock to be designated as “Series C-1 Preferred Stock” and creating a series of Preferred Stock to be designated as “Series C-2 Preferred Stock”:

RESOLVED, that Three Thousand (3,000) of the Fourteen Million Nine Hundred Eighty-Five Thousand Six Hundred (14,985,600) authorized but undesignated shares of preferred stock of the Corporation shall be designated Series C-1 Convertible Preferred Stock, $0.001 par value per share, and shall possess the rights and preferences set forth below:

PART I. SERIES C-1 PREFERRED STOCK:

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part I refer to sections and subsections of this Part I.

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1. Certain Definitions. For purposes of this Part I, capitalized terms used and not otherwise defined herein that are defined in that certain Series C Preferred Stock and Warrant Purchase Agreement dated April 3, 2012 pursuant to which the Series C-1 Preferred Stock was originally issued (the “Securities Purchase Agreement” or the “Purchase Agreement”) shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Certificate of Designation” shall mean this Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of VirtualScopics, Inc.

“Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Dividends” shall have the meaning set forth in Part I, Section 4.1 below.

“Dividend Payment Date” shall have the meaning set forth in Part I, Section 4.1 below.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Cap” shall have the meaning set forth in Part I, Section 7.1.5(a) below.

“Exempt Issuance” shall mean the grant or issuance of Exempted Securities as specified in Section 7.6.1.

“Investor Rights Agreement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Junior Securities” shall have the meaning set forth in Section 3 below.

“Options” shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Preferred Stock” shall mean the Corporation’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock.

“Principal Market” shall mean the Nasdaq Capital Market.

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“Purchaser” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Required Holders” shall mean Persons holding, in the aggregate, at least a majority of the then outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock.

“Securities Purchase Agreement” shall have the meaning set forth in the initial paragraph of this Part I, Section 1 above.

“Series B Amendments” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Series B Warrants” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Series C-1 Conversion Price” shall have the meaning set forth in Part I, Section 7.1.1 below.

“Series C-1 Holder” shall mean a holder of Series C-1 Preferred Stock at the applicable time.

“Series C-1 Original Issue Date” shall mean the date of the first issuance of any Series C-1 Preferred Stock regardless of the number of transfers of any particular share of Series C-1 Preferred Stock.

“Series C-1 Original Issue Price” shall mean $1,000.

“Shareholder Issuance Approval” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Shareholder Issuance Approval Deadline” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Trading Day” shall mean any day on which the Common Stock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Transaction Agreements” shall have the meaning ascribed to it in the Securities Purchase Agreement.

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“Volume Weighted Average Price” shall mean, for any security as of any date, (a) the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service selected by the Corporation (“Bloomberg”), or (b) if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or (c) if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the “pink sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), or if not available, the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Corporation’s Board of Directors in good faith. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for all Trading Days during the period.

“Warrants” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Warrant Shares” shall mean the shares of Common Stock for which the Warrants can be exercised, as further described in the Warrants.

2. Designation and Amount. Three Thousand (3,000) shares of the Corporation’s authorized but undesignated preferred stock shall be designated as Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”), par value $0.001 per share. The Series C-1 Preferred Stock shall have a stated value of one thousand dollars ($1,000) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series C-1 Stated Value”).

3. Rank. The Series C-1 Preferred Stock shall rank: (i) pari passu to the Corporation’s Series C-2 Convertible Preferred Stock (“Parity Securities”), (ii) prior and senior to all of the Corporation’s Common Stock, $0.001 par value per share (“Common Stock”); (iii) prior and senior to all of the Corporation’s Series A Convertible Preferred Stock and all of the Corporation’s Series B Convertible Preferred Stock; (iv) prior and senior to any other class or series of capital stock, including but not limited to any preferred stock, of the Corporation hereafter created (collectively, with the Corporation’s Series A Convertible Preferred Stock, the Corporation’s Series B Convertible Preferred Stock and the Common Stock, “Junior Securities”); and (v) as applicable, junior to or on parity with such preferred stock of the Corporation (upon an issuance of such securities pursuant to the affirmative vote or consent of the Required Holders as permitted under the terms of Section 6.3 hereof) the terms of which expressly provide that such preferred stock will rank senior to or on parity with the Series C-1 Preferred Stock (“Senior Securities”), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

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4.   Dividends.

4.1           Dividends. Series C-1 Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends (“Dividends”) at the rate per share (as a percentage of the Series C-1 Stated Value per share) of four percent (4%) per annum (the “Dividend Rate”) payable (x) in cash quarterly, in arrears, on the first Business Day of each calendar quarter after the Series C-1 Original Issue Date, if so elected for quarterly dividend payments in a calendar year by Series C-1 Holders who at the relevant time hold a majority of the outstanding shares of Series C-1 Preferred Stock (the “Series C-1 Majority Holders”), by written notice sent to the Corporation at least five (5) Business Days in advance of such calendar year or with respect to calendar year 2012, by April 20, 2012 and (y) if not so elected by such Series C-1 Majority Holders and except as provided in Section 4.2, such Dividends shall accrue and be payable on the earlier to occur of (aa) each Conversion Time (as defined in Part I, Section 7.1.4) (as to the Series C-1 Stated Value then being converted) or (bb) the liquidation of the Corporation or any redemption of the Series C-1 Preferred Stock (except that, in the case of (aa) and (bb), if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each, a “Dividend Payment Date”).

4.2           Payment of Dividends. Dividend payments to each Series C-1 Holder shall be made by the Corporation, in cash, unless otherwise expressly provided herein. Subject to the provisions of Section 7.1.5, the Series C-1 Majority Holders may request in writing delivered to the Corporation that a Dividend payment shall be made in duly authorized, validly issued, fully paid and non-assessable unregistered or registered shares of Common Stock or in a combination thereof and cash; provided, however, that except as otherwise provided herein, if at any time the Corporation pays Dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Series C-1 Holders and Series C-2 Holders based upon the number of shares of Common Stock into which the Series C-1 Preferred Stock and Series C-2 Preferred Stock held by each such Series C-1 Holder and Series C-2 Holder are then convertible on such Dividend Payment Date. Shares issued as the payment of Dividends pursuant to the provisions of this paragraph shall be valued solely for such purpose at the average of the Volume Weighted Average Prices for the twenty (20) Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date; provided, however, in no event shall shares of Common Stock be issued as the payment of Dividends at a price per share of less than $1.2043 (with such price subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), without the consent of the Corporation and the Series C-1 Majority Holders.

All payments due hereunder (to the extent not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America, provided that, to the extent that any accrued Dividend has not been paid when due, the Series C-1 Majority Holders and the Corporation may agree, in whole or in part, that such accrued and unpaid Dividend may be added to the Series C-1 Stated Value of the Series C-1 Preferred Stock and, at such time, cease being an accrued and unpaid Dividend, in which event Dividends shall accrue thereon in accordance with the terms of this Certificate of Designation and such additional Series C-1 Stated Value shall be convertible into Common Stock in accordance with the terms of this Certificate of Designation. All payments shall be made at such address as the Series C-1 Holder shall hereafter give to the Corporation by written notice made in accordance with the provisions of this Certificate of Designation. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

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4.3           Certain Rights and Remedies Regarding Dividends. The Series C-1 Holders shall have the same rights and remedies with respect to the delivery of any shares delivered in the payment of Dividends as if such shares were being issued pursuant to Section 7. Dividends on the Series C-1 Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the Series C-1 Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

4.4           Participation in Common Stock Dividends. If the Corporation shall pay any dividends with respect to shares of Common Stock (and provided, in each case, that the Required Holders have consented to such payment in accordance with Section 6.3), then, concurrently with the payment of such dividend to the holders of Common Stock, and in addition to all other dividends to which the Series C-1 Holders may be entitled pursuant to the terms of this Certificate of Designation with respect to the Series C-1 Preferred Stock held by them, the Corporation shall pay the Series C-1 Holders an amount equal to the aggregate dividends to which they would have been entitled had all of their shares of Series C-1 Preferred Stock been converted into Common Stock (without regard to any limitations on the ability to convert and whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) on or before the record date for such dividend.

4.5           Certain Limitations on the Payment of Dividends. If the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities impose limits on the Corporation’s ability to issue shares of Common Stock in excess of the number of shares which may be issued without violating such rules and regulations, then the Corporation shall not be entitled or obligated to pay Dividends in shares of Common Stock if, and to the extent that, such limitation would be exceeded, but shall instead pay any such dividends in cash.

4.6         Capital of the Corporation; No Special Reserves. The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Series C-1 Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Series C-1 Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of the Required Holders.

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5.           Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

5.1           Preferential Payments to Holders of Series C-1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Preferred Stock, other than the holders of Series C-2 Preferred Stock (who shall participate pari passu with the holders of Series C-1 Preferred Stock), the holders of Common Stock or the holders of any other Junior Securities by reason of their ownership thereof, an amount per share of Series C-1 Preferred Stock equal to the Series C-1 Stated Value, plus any dividends declared or accrued but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 5.1 and the holders of shares of Series C-2 Preferred Stock the full amount to which they shall be entitled under Part II, Subsection 5.1, the holders of shares of Series C-1 Preferred Stock and the holders of shares of Series C-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

5.2           Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock and any other series of the Corporation’s preferred stock with priority as to distributions of assets upon liquidation, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series C-1 Preferred Stock, the holders of shares of Series C-2 Preferred Stock, the holders of shares of Common Stock and the holders of any other shares of the Corporation’s preferred stock entitled to participate in the distribution of assets upon liquidation with the holders of Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation (including all certificates of designation) immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series C-1 Preferred Stock is entitled to receive under Part I, Subsections 5.1 and 5.2 is hereinafter referred to as the “Series C-1 Liquidation Amount.”

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5.3          Deemed Liquidation Events.

5.3.1       Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the Required Holders elect otherwise by written notice sent to the Corporation prior to the effective date of any such event:

a.           a merger or consolidation in which the Corporation or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

b.           the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

c.           the acquisition by a Person or “group” (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) pursuant to a purchase, tender or exchange offer for the shares of the capital stock of the Corporation that has been approved by the Board of Directors of the Corporation and to which the Corporation is a constituent party, pursuant to which stockholders of the Corporation immediately prior to such tender offer own less than fifty percent (50%) of the equity or voting power of the Corporation immediately after such purchase, tender or exchange offer, on a fully-diluted basis.

5.3.2       Effecting a Deemed Liquidation Event.

a.           The Corporation shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation or other applicable agreement for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2.

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b.           In the event of a Deemed Liquidation Event, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series C-1 Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series C-1 Preferred Stock, and (ii) if the Required Holders so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series C-1 Preferred Stock and shares of Series C-2 Preferred Stock at a price per share equal to the Series C-1 Liquidation Amount and Series C-2 Liquidation Amount, respectively. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock to the fullest extent of such Available Proceeds (in proportion to the respective amounts which would otherwise be payable on the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full), and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 5.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

c.           Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash and the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

d.           Allocation of Escrow. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

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6.          Voting.

6.1           General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C-1 Preferred Stock shall be entitled to cast the number of votes equal to (a) the Series C-1 Stated Value of such shares divided by (b) $1.53 (with such price in subsection (b) subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), as of the record date for determining stockholders entitled to vote on such matter, or if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or by the other provisions of the Certificate of Incorporation (including this Certificate of Designation), holders of Series C-1 Preferred Stock and holders of Series C-2 Preferred Stock and holders of other voting preferred stock of the Corporation shall vote together with the holders of Common Stock as a single class, and not as separate classes.

6.2           Election of Directors. So long as the number of outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, in the aggregate, shall equal or exceed such number of shares that can be converted into Common Stock which represents beneficial ownership of more than five percent (5%) of the outstanding shares of Common Stock (without regard to or giving effect to any limitations on the ability to convert in effect prior to the date of the first Shareholder Issuance Vote (as defined in the Securities Purchase Agreement)), the holders of record of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”). For purposes of this Subsection 6.2, beneficial ownership shall be determined by the Corporation in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Any director elected as provided in the preceding sentences may be removed with or without cause by, and only by, the affirmative vote of the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose, or pursuant to a written consent of stockholders. If the holders of shares of Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock fail to elect such a director, then any directorship not so filled shall remain vacant until such time as the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of shares of Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, voting exclusively and as a separate class. Any vacancy in the position of Series C Director shall be filled by the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, voting exclusively and as a separate class. At any meeting held for the purpose of electing the Series C Director, the presence in person or by proxy of the holders of a majority, in the aggregate, of the outstanding shares of the Series C-1 Preferred Stock and Series C-2 Preferred Stock shall constitute a quorum for the purpose of electing such Series C Director.

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6.3          Series C-1 Preferred Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

6.3.1           alter or change adversely the powers, preferences or rights given to the Series C-1 Preferred Stock or Series C-2 Preferred Stock, or alter or amend this Certificate of Designation, or

6.3.2           authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation or Deemed Liquidation Event senior to or otherwise pari passu with the Series C-1 Preferred Stock or Series C-2 Preferred Stock, or

6.3.3           amend the Certificate of Incorporation or other charter documents so as to affect adversely any rights of the holders of Series C-1 Preferred Stock or Series C-2 Preferred Stock, or

6.3.4           increase the authorized number of shares of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other preferred stock of the Corporation, or

6.3.5           do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended), or

6.3.6           decrease the Dividend Rate of (i) the Series C-1 Preferred Stock as provided in Part I, Section 4.1, or (ii) the Series C-2 Preferred Stock as provided in Part II, Section 4.1, or

6.3.7           declare, pay or set apart for payment, any dividends or other distributions (whether in cash, securities or other property) on any other class or series of the Corporation’s capital stock or make any other payment or distribution in respect of the Corporation’s capital stock (other than (i) the payment and accrual of dividends in respect of Series B Convertible Preferred Stock outstanding as of the Series C-1 Original Issue Date, at the dividend rate and on the other terms and conditions in the Series B Amendments, (ii) the Series C-1 Preferred Stock pursuant to Part I, Section 4 and (iii) the Series C-2 Preferred Stock pursuant to Part II, Section 4), or

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6.3.8           redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Corporation or any warrants, rights or options to purchase or acquire any such shares, except (i) pursuant to the terms of any plan, agreement or arrangement approved by the Board of Directors of the Corporation respecting employees of the Corporation, (ii) the Series B Warrants (other than the Amended and Restated Series B Warrants (as defined in the Securities Purchase Agreement)) pursuant to the terms thereof as in effect on the date hereof or (iii) for the redemption of Series C-1 Preferred Stock pursuant to Part I, Section 5.3.2 or Series C-2 Preferred Stock pursuant to Part II, Section 5.3.2, or

6.3.9           amend the anti-dilution adjustment in respect of (i) the Series C-1 Preferred Stock for subsequent equity sales as provided in Part I, Section 7.8 or (ii) the Series C-2 Preferred Stock for subsequent equity sales as provided in Part II, Section 7.8, or

6.3.10         enter into any Deemed Liquidation Event in which the Series C-1 Holders would receive an aggregate amount equal to less than the liquidation preference set forth in Part I, Section 5.1, or

6.3.11         amend the Certificate of Designations, Powers, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock, as amended, or the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock, as amended, or otherwise alter or change the preferences or rights given to the holders of Series A Preferred Stock in the Certificate of Designations, Powers, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock or the preferences or rights given to the holders of Series B Preferred Stock in the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock, as amended, or

6.3.12         enter into any agreement with respect to the foregoing.

7.          Optional Conversion. The holders of the Series C-1 Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

7.1         Right to Convert.

7.1.1           Conversion Ratio. Each share of Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, but not before the date of the first Shareholder Issuance Vote (as defined in the Securities Purchase Agreement) (notwithstanding the outcome of said vote), without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Series C-1 Stated Value, plus, if consented to by the Corporation, all accrued and unpaid Dividends, by (ii) the Series C-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series C-1 Conversion Price” shall initially be equal to $1.2043. Such initial Series C-1 Conversion Price, and the rate at which shares of Series C-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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7.1.2           Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series C-1 Preferred Stock pursuant to Section 5.3.2(b), the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C-1 Preferred Stock.

7.1.3           Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C-1 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C-1 Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

7.1.4           Mechanics of Conversion. In order for a holder of Series C-1 Preferred Stock to voluntarily convert shares of Series C-1 Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C-1 Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C-1 Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C-1 Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall be substantially in the form of Notice of Conversion attached hereto as Exhibit A, and shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time and in any event by no later than the third (3rd) Trading Day after the Conversion Time, (i) issue and deliver to such holder of Series C-1 Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series C-1 Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 7.1.3 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared or accrued but unpaid dividends on the shares of Series C-1 Preferred Stock converted (unless the Corporation and such holder shall have agreed to the conversion of such unpaid dividends into shares of Common Stock).

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7.1.5       Limitations on the Number of Shares Issuable.

a.           Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Issuance Approval or a written opinion from outside counsel to the Corporation, reasonably satisfactory to the Series C-1 Majority Holders, that such approval is not required, then the Corporation may not issue any shares of Common Stock upon conversion of the Series C-1 Preferred Stock or in payment of Dividends, if the issuance of such shares of Common Stock would cause the Corporation to exceed the aggregate number of shares of Common Stock which the Corporation may issue (A) upon conversion of all of the Series C-1 Preferred Stock and Series C-2 Preferred Stock issued pursuant to the Securities Purchase Agreement, together with any conversion of any accrued and unpaid Dividends, (B) upon exercise of all of the Warrants issued pursuant to the Securities Purchase Agreement and (C) pursuant to any Dividends paid on the Series C-1 Preferred Stock and Series C-2 Preferred Stock, without breaching the Corporation’s obligations under the rules and regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the “Exchange Cap”). Each holder of Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be entitled to such holder’s pro-rata portion (based on the aggregate Stated Value of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock acquired by such holder under the Securities Purchase Agreement, divided by the aggregate stated value of all shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock issued under the Securities Purchase Agreement) of the Exchange Cap (with respect to each such holder, the “Exchange Cap Allocation”). In the event that any such holder shall sell or otherwise transfer any of such holder’s Series C-1 Preferred Stock or Series C-2 Preferred Stock, the transferee shall be allocated a pro rata portion of such holder’s Exchange Cap Allocation. In the event that any holder of Series C-1 Preferred Stock or Series C-2 Preferred Stock shall convert all of such holder’s Series C-1 Preferred Stock and Series C-2 Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Series C-1 Preferred Stock and Series C-2 Preferred Stock on a pro rata basis in proportion to the shares of Common Stock underlying the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock then held by each such holder.

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b.           Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Series C-1 Holder any shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock (“Conversion Shares”) or in payment of any Dividends, to the extent such shares after giving effect to such issuance and when added to the number of shares of Common Stock beneficially owned by such Series C-1 Holder and which were previously issued upon conversion of any shares of Series C-1 Preferred Stock, issued in payment of any Dividends and issued upon conversion of any shares of Series C-2 Preferred Stock and any dividends thereon, and exercise of any Warrants issued pursuant to the Securities Purchase Agreement, such Series C-1 Holder (together with such Series C-1 Holder’s affiliates), would (a) beneficially own in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (b) control in excess of 19.9% of the total voting power of the Corporation’s securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Corporation obtains the Shareholder Issuance Approval or a written opinion from outside counsel to the Corporation, reasonably satisfactory to the Series C-1 Majority Holders, that such approval is not required.

For purposes of this Subsection 7.1.5(b), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

For purposes of this Subsection 7.1.5(b), in determining the number of outstanding shares of Common Stock, a Series C-1 Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Corporation’s most recent Quarterly Report on Form 10-Q or, if later, Annual Report on Form 10-K, filed with the Securities and Exchange Commission, (ii) a more recent public announcement by the Corporation, or (iii) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Series C-1 Holder, the Corporation shall within five Business Days confirm orally and in writing to such Series C-1 Holder the number of shares of Common Stock then outstanding.

7.2           Reservation of Shares. The Corporation shall at all times when the Series C-1 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C-1 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C-1 Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series C-1 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C-1 Conversion Price.

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7.3           Effect of Conversion. All shares of Series C-1 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 7.1.3 and to receive payment of any dividends declared or accrued but unpaid thereon. Any shares of Series C-1 Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C-1 Preferred Stock accordingly.

7.4           No Further Adjustment. Upon any such conversion, no adjustment to the Series C-1 Conversion Price shall be made for any declared but unpaid dividends on the Series C-1 Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

7.5           Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C-1 Preferred Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C-1 Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

7.6         Adjustments to Series C-1 Conversion Price for Diluting Issues.

7.6.1           Special Definitions. For purposes of this Part I, Section 7, in addition to the definitions set forth above, the following definitions shall apply

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 7.7 below, deemed to be issued) by the Corporation after the Series C-1 Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempted Securities”):

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(i)          shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series B Preferred Stock; or

(ii)         shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 7.10, 7.11, 7.12 or 7.13; or

(iii)        shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation; or

(iv)         shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(v)          shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation; or

(vi)         shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(vii)        shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of another corporation by the Corporation or its subsidiary by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation.

7.6.2           No Adjustment of Series C-1 Conversion Price. No adjustment in the Series C-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Required Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

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7.7         Deemed Issue of Additional Shares of Common Stock.

7.7.1           If the Corporation at any time or from time to time after the Series C-1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

7.7.2           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 7.8, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C-1 Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C-1 Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause 7.7.2 shall have the effect of increasing the Series C-1 Conversion Price to an amount which exceeds the lower of (i) the Series C-1 Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C-1 Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

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7.7.3           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 7.8 (either because the consideration per share (determined pursuant to Subsection 7.8.1) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C-1 Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C-1 Original Issue Date), are revised after the Series C-1 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 7.7.1) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

7.7.4           Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 7.8, the Series C-1 Conversion Price shall be readjusted to such Series C-1 Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

7.7.5           If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series C-1 Conversion Price provided for in this Subsection 7.7 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses 7.7.2 and 7.7.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series C-1 Conversion Price that would result under the terms of this Subsection 7.7 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series C-1 Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

7.8           Adjustment of Series C-1 Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall, at any time after the date the Corporation obtains the Shareholder Issuance Approval, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 7.7), without consideration or for a consideration per share less than the Series C-1 Conversion Price in effect immediately prior to such issue, then the Series C-1 Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for each such Additional Share of Common Stock issued or deemed to be issued.

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7.8.1       Determination of Consideration. For purposes of this Subsection 7.8.1, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

a.           Cash and Property: Such consideration shall:

(i)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)         insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)        in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

b.           Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 7.7, relating to Options and Convertible Securities, shall be determined by dividing:

(i)          the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)         the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

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7.9           Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series C-1 Conversion Price pursuant to the terms of Subsection 7.8 then, upon the final such issuance, the Series C-1 Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

7.10         Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C-1 Original Issue Date effect a subdivision of the outstanding Common Stock, the Series C-1 Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C-1 Original Issue Date combine the outstanding shares of Common Stock, the Series C-1 Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

7.11         Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series C-1 Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C-1 Conversion Price then in effect by a fraction:

(i)          the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)         the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

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Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C-1 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C-1 Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series C-1 Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C-1 Preferred Stock had been converted into Common Stock on the date of such event.

7.12         Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4 do not apply to such dividend or distribution, then and in each such event the holders of Series C-1 Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series C-1 Preferred Stock had been converted into Common Stock on the date of such event.

7.13         Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 5.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C-1 Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 7.6, 7.11, or 7.12), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C-1 Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C-1 Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 7 with respect to the rights and interests thereafter of the holders of the Series C-1 Preferred Stock, to the end that the provisions set forth in this Section 7 (including provisions with respect to changes in and other adjustments of the Series C-1 Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C-1 Preferred Stock.

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7.14       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C-1 Conversion Price pursuant to this Section 7, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C-1 Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series C-1 Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series C-1 Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series C-1 Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series C-1 Preferred Stock.

7.15       Notice of Record Date. In the event:

7.15.1         the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series C-1 Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

7.15.2         of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

7.15.3         of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C-1 Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series C-1 Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C-1 Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

8.           Miscellaneous.

8.1           Waiver. No failure or delay on the part of a Series C-1 Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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8.2           Consent to Waiver. Any provision of this Certificate of Designation applicable to the Series C-1 Preferred Stock may be waived by the affirmative vote or written consent of the Required Holders, which vote or written consent shall bind all Series C-1 Holders, and all future Series C-1 Holders for which such rights have been waived.

8.3           Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail or by overnight delivery and shall be deemed to have been given upon receipt if personally served, or upon confirmation of receipt, when sent by facsimile, or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail, or one (1) business day after deposit with a nationally recognized overnight delivery service, if delivery by overnight delivery. For the purposes hereof, the address of the Series C-1 Holders shall be as shown on the records of the Corporation; and the address of the Corporation shall be VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY 14625 Phone: 585-249-6231; Fax: 585-218-7350. Both the Series C-1 Holders and the Corporation may change the address for service by service of written notice to the other as herein provided.

8.4           Equitable Relief. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Certificate of Designation and any other Transaction Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York, County of New York. The Corporation and each Series C-1 Holder (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of New York sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York sitting in New York County or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. THE CORPORATION AND SERIES C-1 HOLDERS EACH HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATION, THE OTHER TRANSACTION AGREEMENTS, THE SERIES C-1 PREFERRED STOCK OR THE SUBJECT MATTER HEREOF OR THEREOF.

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8.5           Construction; Headings. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and the initial purchaser of the Series C-1 Preferred Stock and shall not be construed against any person as the drafter hereof. The headings of this Certificate of Designation are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designation.

8.6           Remedies. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation and the other Transaction Agreements, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of any Series C-1 Holder right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation or any of the other Transaction Agreements. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Series C-1 Holders, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Certificate of Designation or the other Transaction Agreements, that the Series C-1 Holders shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Certificate of Designation and the other Transaction Agreements and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

and it is further

RESOLVED, that Three Thousand (3,000) of the Fourteen Million Nine Hundred Eighty-Five Thousand Six Hundred (14,985,600) authorized but undesignated shares of preferred stock of the Corporation shall be designated Series C-2 Convertible Preferred Stock, $0.001 par value per share, and shall possess the rights and preferences set forth below:

PART II. SERIES C-2 PREFERRED STOCK:

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part II refer to sections and subsections of this Part II.

1. Certain Definitions. For purposes of this Part II, capitalized terms used and not otherwise defined herein that are defined in that certain Series C Preferred Stock and Warrant Purchase Agreement dated April 3, 2012 pursuant to which the Series C-2 Preferred Stock was originally issued (the “Securities Purchase Agreement” or the “Purchase Agreement”), shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

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“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Certificate of Designation” shall mean this Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of VirtualScopics, Inc.

“Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Dividends” shall have the meaning set forth in Part II, Section 4.1 below.

“Dividend Payment Date” shall have the meaning set forth in Part II, Section 4.1 below.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Cap” shall have the meaning set forth in Part II, Section 7.1.5(a) below.

“Exempt Issuance” shall mean the grant or issuance of Exempted Securities as specified in Section 7.6.1.

“Investor Rights Agreement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Junior Securities” shall have the meaning set forth in Section 3 below.

“Options” shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Preferred Stock” shall mean the Corporation’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock.

“Principal Market” shall mean the Nasdaq Capital Market.

“Purchaser” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Required Holders” shall mean Persons holding, in the aggregate, at least a majority of the then outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock.

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“Securities Purchase Agreement” shall have the meaning set forth in the initial paragraph of this Part I, Section 1 above.

“Series B Amendments” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Series B Warrants” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Series C-2 Conversion Price” shall have the meaning set forth in Part II, Section 7.1.1 below.

“Series C-2 Holder” shall mean a holder of Series C-2 Preferred Stock at the applicable time.

“Series C-2 Original Issue Date” shall mean the date of the first issuance of any Series C-2 Preferred Stock regardless of the number of transfers of any particular share of Series C-2 Preferred Stock.

“Series C-2 Original Issue Price” shall mean $1,000.

“Shareholder Issuance Approval” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Shareholder Issuance Approval Deadline” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Trading Day” shall mean any day on which the Common Stock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Transaction Agreements” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Volume Weighted Average Price” shall mean, for any security as of any date, (a) the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service selected by the Corporation (“Bloomberg”), or (b) if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or (c) if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the “pink sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), or if not available, the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Corporation’s Board of Directors in good faith. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for all Trading Days during the period.

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“Warrants” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Warrant Shares” shall mean the shares of Common Stock for which the Warrants can be exercised, as further described in the Warrants.

2. Designation and Amount. Three Thousand (3,000) shares of the Corporation’s authorized but undesignated preferred stock shall be designated as Series C-2 Convertible Preferred Stock (the “Series C-2 Preferred Stock”), par value $0.001 per share. The Series C-2 Preferred Stock shall have a stated value of one thousand dollars ($1,000) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series C-2 Stated Value”).

3. Rank. The Series C-2 Preferred Stock shall rank: (i) pari passu to the Corporation’s Series C-1 Convertible Preferred Stock (“Parity Securities”), (ii) prior and senior to all of the Corporation’s Common Stock, $0.001 par value per share (“Common Stock”); (iii) prior and senior to all of the Corporation’s Series A Convertible Preferred Stock and all of the Corporation’s Series B Convertible Preferred Stock; (iv) prior and senior to any other class or series of capital stock, including but not limited to any preferred stock, of the Corporation hereafter created (collectively, with the Corporation’s Series A Convertible Preferred Stock, the Corporation’s Series B Convertible Preferred Stock and the Common Stock, “Junior Securities”); and (v) as applicable, junior to or on parity with such preferred stock of the Corporation (upon an issuance of such securities pursuant to the affirmative vote or consent of the Required Holders as permitted under the terms of Section 6.3 hereof) the terms of which expressly provide that such preferred stock will rank senior to or on parity with the Series C-2 Preferred Stock (“Senior Securities”) in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4.  Dividends.

4.1           Dividends. Series C-2 Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends (“Dividends”) at the rate per share (as a percentage of the Series C-2 Stated Value per share) of four percent (4%) per annum (the “Dividend Rate”) payable (x) in cash quarterly, in arrears, on the first Business Day of each calendar quarter after the Series C-2 Original Issue Date, if so elected for quarterly dividend payments in a calendar year by Series C-2 Holders who at the relevant time hold a majority of the outstanding shares of Series C-2 Preferred Stock (the “Series C-2 Majority Holders”), by written notice sent to the Corporation at least five (5) Business Days in advance of such calendar year or with respect to calendar year 2012, by April 20, 2012 and (y) if not so elected by such Series C-2 Majority Holders and except as provided in Section 4.2, such Dividends shall accrue and be payable on the earlier to occur of (aa) each Conversion Time (as defined in Part II, Section 7.1.4) (as to the Series C-2 Stated Value then being converted) or (bb) the liquidation of the Corporation, or any redemption of the Series C-2 Preferred Stock (except that, in the case of (aa) and (bb), if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each, a “Dividend Payment Date”).

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4.2           Payment of Dividends. Dividend payments to each Series C-2 Holder shall be made by the Corporation, in cash, unless otherwise expressly provided herein. Subject to the provisions of Section 7.1.5, the Series C-2 Majority Holders may request in writing delivered to the Corporation that a Dividend payment shall be made in duly authorized, validly issued, fully paid and non-assessable unregistered or registered shares of Common Stock or in a combination thereof and cash; provided, however, that except as otherwise provided herein, if at any time the Corporation pays Dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Series C-1 Holders and Series C-2 Holders based upon the number of shares of Common Stock into which the Series C-1 Preferred Stock and Series C-2 Preferred Stock held by each such Series C-1 Holder and Series C-2 Holder are then convertible on such Dividend Payment Date. Shares issued as the payment of Dividends pursuant to the provisions of this paragraph shall be valued solely for such purpose at the average of the Volume Weighted Average Prices for the twenty (20) Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date; provided, however, in no event shall shares of Common Stock be issued as the payment of Dividends at a price per share of less than $1.2043 (with such price subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), without the consent of the Corporation and the Series C-2 Majority Holders.

All payments due hereunder (to the extent not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America, provided that, to the extent that any accrued Dividend has not been paid when due, the Series C-2 Majority Holders and the Corporation may agree, in whole or in part, that such accrued and unpaid Dividend may be added to the Series C-2 Stated Value of the Series C-2 Preferred Stock and, at such time, cease being an accrued and unpaid Dividend, in which event Dividends shall accrue thereon in accordance with the terms of this Certificate of Designation and such additional Series C-2 Stated Value shall be convertible into Common Stock in accordance with the terms of this Certificate of Designation. All payments shall be made at such address as the Series C-2 Holder shall hereafter give to the Corporation by written notice made in accordance with the provisions of this Certificate of Designation. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

4.3           Certain Rights and Remedies Regarding Dividends. The Series C-2 Holders shall have the same rights and remedies with respect to the delivery of any shares delivered in the payment of Dividends as if such shares were being issued pursuant to Section 7. Dividends on the Series C-2 Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the Series C-2 Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

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4.4           Participation in Common Stock Dividends. If the Corporation shall pay any dividends with respect to shares of Common Stock (and provided, in each case, that the Required Holders have consented to such payment in accordance with Section 6.3), then, concurrently with the payment of such dividend to the holders of Common Stock, and in addition to all other dividends to which the Series C-2 Holders may be entitled pursuant to the terms of this Certificate of Designation with respect to the Series C-2 Preferred Stock held by them, the Corporation shall pay the Series C-2 Holders an amount equal to the aggregate dividends to which they would have been entitled had all of their shares of Series C-2 Preferred Stock been converted into Common Stock (without regard to any limitations on the ability to convert and whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) on or before the record date for such dividend.

4.5           Certain Limitations on the Payment of Dividends. If the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities impose limits on the Corporation’s ability to issue shares of Common Stock in excess of the number of shares which may be issued without violating such rules and regulations, then the Corporation shall not be entitled or obligated to pay Dividends in shares of Common Stock if, and to the extent that, such limitation would be exceeded, but shall instead pay any such dividends in cash.

4.6          Capital of the Corporation; No Special Reserves. The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Series C-2 Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Series C-2 Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of the Required Holders.

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5.           Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

5.1           Preferential Payments to Holders of Series C-2 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Preferred Stock, other than the holders of Series C-1 Preferred Stock (who shall participate pari passu with the holders of Series C-2 Preferred Stock), the holders of Common Stock or the holders of any other Junior Securities by reason of their ownership thereof, an amount per share of Series C-2 Preferred Stock equal to the Series C-2 Stated Value, plus any dividends declared or accrued but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C-2 Preferred Stock the full amount to which they shall be entitled under this Subsection 5.1 and the holders of shares of Series C-1 Preferred Stock the full amount to which they shall be entitled under Part I, Subsection 5.1, the holders of shares of Series C-1 Preferred Stock and the holders of shares of Series C-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

5.2           Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock and any other series of the Corporation’s preferred stock with priority as to distributions of assets upon liquidation, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series C-1 Preferred Stock, the holders of shares of Series C-2 Preferred Stock, the holders of shares of Common Stock and the holders of any other shares of the Corporation’s preferred stock entitled to participate in the distribution of assets upon liquidation with the holders of Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation (including all certificates of designation) immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series C-2 Preferred Stock is entitled to receive under Part II, Subsections 5.1 and 5.2 is hereinafter referred to as the “Series C-2 Liquidation Amount.”

5.3         Deemed Liquidation Events.

5.3.1       Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the Required Holders elect otherwise by written notice sent to the Corporation prior to the effective date of any such event:

a.           a merger or consolidation in which the Corporation or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

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b.           the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

c.           the acquisition by a Person or “group” (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) pursuant to a purchase, tender or exchange offer for the shares of the capital stock of the Corporation that has been approved by the Board of Directors of the Corporation and to which the Corporation is a constituent party, pursuant to which stockholders of the Corporation immediately prior to such tender offer own less than fifty percent (50%) of the equity or voting power of the Corporation immediately after such purchase, tender or exchange offer, on a fully-diluted basis.

5.3.2       Effecting a Deemed Liquidation Event.

a.           The Corporation shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation or other applicable agreement for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2.

b.           In the event of a Deemed Liquidation Event, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series C-2 Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series C-2 Preferred Stock, and (ii) if the Required Holders so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series C-1 Preferred Stock and shares of Series C-2 Preferred Stock at a price per share equal to the Series C-1 Liquidation Amount and Series C-2 Liquidation Amount, respectively. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock to the fullest extent of such Available Proceeds (in proportion to the respective amounts which would otherwise be payable on the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full), and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 5.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

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c.           Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash and the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

d.           Allocation of Escrow. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 5.1 and 5.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

6.           Voting.

6.1           General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C-2 Preferred Stock shall be entitled to cast the number of votes equal to (a) the Series C-2 Stated Value of such shares divided by (b) $1.53 (with such price in subsection (b) subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events), as of the record date for determining stockholders entitled to vote on such matter, or if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or by the other provisions of the Certificate of Incorporation (including this Certificate of Designation), holders of Series C-1 Preferred Stock and holders of Series C-2 Preferred Stock and holders of other voting preferred stock of the Corporation shall vote together with the holders of Common Stock as a single class, and not as separate classes.

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6.2           Election of Directors. So long as the number of outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, in the aggregate, shall equal or exceed such number of shares that can be converted into Common Stock which represents beneficial ownership of more than five percent (5%) of the outstanding shares of Common Stock (without regard to or giving effect to any limitations on the ability to convert in effect prior to the date of the first Shareholder Issuance Vote (as defined in the Securities Purchase Agreement)), the holders of record of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”). For purposes of this Subsection 6.2, beneficial ownership shall be determined by the Corporation in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Any director elected as provided in the preceding sentences may be removed with or without cause by, and only by, the affirmative vote of the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock fail to elect such a director, then any directorship not so filled shall remain vacant until such time as the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of shares of Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, voting exclusively and as a separate class. Any vacancy in the position of Series C Director shall be filled by the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of the Series C-1 Preferred Stock and the holders of the Series C-2 Preferred Stock, voting exclusively and as a separate class. At any meeting held for the purpose of electing the Series C Director, the presence in person or by proxy of the holders of a majority, in the aggregate, of the outstanding shares of the Series C-1 Preferred Stock and Series C-2 Preferred Stock shall constitute a quorum for the purpose of electing such Series C Director.

6.3           Series C-2 Preferred Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

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6.3.1           alter or change adversely the powers, preferences or rights given to the Series C-1 Preferred Stock or Series C-2 Preferred Stock, or alter or amend this Certificate of Designation, or

6.3.2           authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation or Deemed Liquidation Event senior to or otherwise pari passu with the Series C-1 Preferred Stock or Series C-2 Preferred Stock, or

6.3.3           amend the Certificate of Incorporation or other charter documents so as to affect adversely any rights of the holders of Series C-1 Preferred Stock or Series C-2 Preferred Stock, or

6.3.4           increase the authorized number of shares of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other preferred stock of the Corporation, or

6.3.5           do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of Series C-1 Preferred Stock or Series C-2 Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended), or

6.3.6           decrease the Dividend Rate of (i) the Series C-1 Preferred Stock as provided in Part I, Section 4.1, or (ii) the Series C-2 Preferred Stock as provided in Part II, Section 4.1, or

6.3.7           declare, pay or set apart for payment, any dividends or other distributions (whether in cash, securities or other property) on any other class or series of the Corporation’s capital stock or make any other payment or distribution in respect of the Corporation’s capital stock (other than (i) the payment and accrual of dividends in respect of Series B Convertible Preferred Stock outstanding as of the Series C-2 Original Issue Date, at the dividend rate and on the other terms and conditions in the Series B Amendments, (ii) the Series C-1 Preferred Stock pursuant to Part I, Section 4 and (iii) the Series C-2 Preferred Stock pursuant to Part II, Section 4), or

6.3.8           redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Corporation or any warrants, rights or options to purchase or acquire any such shares, except (i) pursuant to the terms of any plan, agreement or arrangement approved by the Board of Directors of the Corporation respecting employees of the Corporation, (ii) the Series B Warrants (other than the Amended and Restated Series B Warrants (as defined in the Securities Purchase Agreement)) pursuant to the terms thereof as in effect on the date hereof or (iii) for the redemption of Series C-1 Preferred Stock pursuant to Part I, Section 5.3.2 or Series C-2 Preferred Stock pursuant to Part II, Section 5.3.2, or

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6.3.9           amend the anti-dilution adjustment in respect of (i) the Series C-1 Preferred Stock for subsequent equity sales as provided in Part I, Section 7.8 or (ii) the Series C-2 Preferred Stock for subsequent equity sales as provided in Part II, Section 7.8, or

6.3.10         enter into any Deemed Liquidation Event in which the Series C-2 Holders would receive an aggregate amount equal to less than the liquidation preference set forth in Part II, Section 5.1, or

6.3.11         amend the Certificate of Designations, Powers, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock, as amended, or the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock, as amended, or otherwise alter or change the preferences or rights given to the holders of Series A Preferred Stock in the Certificate of Designations, Powers, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock or the preferences or rights given to the holders of Series B Preferred Stock in the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock, as amended, or

6.3.12         enter into any agreement with respect to the foregoing.

7.          Optional Conversion. The holders of the Series C-2 Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

7.1         Right to Convert.

7.1.1           Conversion Ratio. Each share of Series C-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, but not before the date of the first Shareholder Issuance Vote (as defined in the Securities Purchase Agreement) (notwithstanding the outcome of said vote), without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Series C-2 Stated Value, plus, if consented to by the Corporation, all accrued and unpaid Dividends, by (ii) the Series C-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series C-2 Conversion Price” shall initially be equal to $1.2043. Such initial Series C-2 Conversion Price, and the rate at which shares of Series C-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

7.1.2           Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series C-2 Preferred Stock pursuant to Section 5.3.2(b), the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C-2 Preferred Stock.

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7.1.3           Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C-2 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C-2 Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

7.1.4           Mechanics of Conversion. In order for a holder of Series C-2 Preferred Stock to voluntarily convert shares of Series C-2 Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C-2 Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C-2 Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C-2 Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall be substantially in the form of Notice of Conversion attached hereto as Exhibit A, and shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time and in any event by no later than the third (3rd) Trading Day after the Conversion Time, (i) issue and deliver to such holder of Series C-2 Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series C-2 Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 7.1.3 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared or accrued but unpaid dividends on the shares of Series C-2 Preferred Stock converted (unless the Corporation and such holder shall have agreed to the conversion of such unpaid dividends into shares of Common Stock).

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7.1.5       Limitations on the Number of Shares Issuable.

a.           Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Issuance Approval or a written opinion from outside counsel to the Corporation, reasonably satisfactory to the Series C-2 Majority Holders, that such approval is not required, then the Corporation may not issue any shares of Common Stock upon conversion of the Series C-2 Preferred Stock or in payment of Dividends, if the issuance of such shares of Common Stock would cause the Corporation to exceed the aggregate number of shares of Common Stock which the Corporation may issue (A) upon conversion of all of the Series C-2 Preferred Stock and Series C-2 Preferred Stock issued pursuant to the Securities Purchase Agreement, together with any conversion of any accrued and unpaid Dividends, (B) upon exercise of all of the Warrants issued pursuant to the Securities Purchase Agreement and (C) pursuant to any Dividends paid on the Series C-1 Preferred Stock and Series C-2 Preferred Stock, without breaching the Corporation’s obligations under the rules and regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the “Exchange Cap”). Each holder of Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be entitled to such holder’s pro-rata portion (based on the aggregate Stated Value of the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock acquired by such holder under the Securities Purchase Agreement, divided by the aggregate stated value of all shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock issued under the Securities Purchase Agreement) of the Exchange Cap (with respect to each such holder, the “Exchange Cap Allocation”). In the event that any such holder shall sell or otherwise transfer any of such holder’s Series C-1 Preferred Stock or Series C-2 Preferred Stock, the transferee shall be allocated a pro rata portion of such holder’s Exchange Cap Allocation. In the event that any holder of Series C-1 Preferred Stock or Series C-2 Preferred Stock shall convert all of such holder’s Series C-1 Preferred Stock and Series C-2 Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Series C-1 Preferred Stock and Series C-2 Preferred Stock on a pro rata basis in proportion to the shares of Common Stock underlying the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock then held by each such holder.

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b.           Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Series C-2 Holder any shares of Common Stock issuable upon conversion of the Series C-2 Preferred Stock (“Conversion Shares”) or in payment of any Dividends, to the extent such shares after giving effect to such issuance and when added to the number of shares of Common Stock beneficially owned by such Series C-2 Holder and which were previously issued upon conversion of any shares of Series C-2 Preferred Stock, issued in payment of any Dividends and issued upon conversion of any shares of Series C-1 Preferred Stock and any dividends thereon, and exercise of any Warrants issued pursuant to the Securities Purchase Agreement, such Series C-2 Holder (together with such Series C-2 Holder’s affiliates), would (a) beneficially own in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (b) control in excess of 19.9% of the total voting power of the Corporation’s securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Corporation obtains the Shareholder Issuance Approval or a written opinion from outside counsel to the Corporation, reasonably satisfactory to the Series C-2 Majority Holders, that such approval is not required.

For purposes of this Subsection 7.1.5(b), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

For purposes of this Subsection 7.1.5(b), in determining the number of outstanding shares of Common Stock, a Series C-2 Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Corporation’s most recent Quarterly Report on Form 10-Q or, if later, Annual Report on Form 10-K, filed with the Securities and Exchange Commission, (ii) a more recent public announcement by the Corporation, or (iii) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Series C-2 Holder, the Corporation shall within five Business Days confirm orally and in writing to such Series C-2 Holder the number of shares of Common Stock then outstanding.

7.2           Reservation of Shares. The Corporation shall at all times when the Series C-2 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C-2 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C-2 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C-2 Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series C-2 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C-2 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C-2 Conversion Price.

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7.3           Effect of Conversion. All shares of Series C-2 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 7.1.3 and to receive payment of any dividends declared or accrued but unpaid thereon. Any shares of Series C-2 Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C-2 Preferred Stock accordingly.

7.4           No Further Adjustment. Upon any such conversion, no adjustment to the Series C-2 Conversion Price shall be made for any declared but unpaid dividends on the Series C-2 Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

7.5           Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C-2 Preferred Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C-2 Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

7.6         Adjustments to Series C-2 Conversion Price for Diluting Issues.

7.6.1           Special Definitions. For purposes of this Part II, Section 7, in addition to the definitions set forth above, the following definitions shall apply

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 7.7 below, deemed to be issued) by the Corporation after the Series C-2 Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempted Securities”):

(i)          shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series B Preferred Stock; or

(ii)         shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 7.10, 7.11, 7.12, or 7.13; or

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(iii)        shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation; or

(iv)         shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(v)          shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation; or

(vi)         shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(vii)        shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of another corporation by the Corporation or its subsidiary by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation.

7.6.2           No Adjustment of Series C-2 Conversion Price. No adjustment in the Series C-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Required Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

7.7         Deemed Issue of Additional Shares of Common Stock.

7.7.1           If the Corporation at any time or from time to time after the Series C-2 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

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7.7.2           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C-2 Conversion Price pursuant to the terms of Subsection 7.8, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C-2 Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C-2 Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause 7.7.2 shall have the effect of increasing the Series C-2 Conversion Price to an amount which exceeds the lower of (i) the Series C-2 Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C-2 Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

7.7.3           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series C-2 Conversion Price pursuant to the terms of Subsection 7.8 (either because the consideration per share (determined pursuant to Subsection 7.8.1) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C-2 Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C-2 Original Issue Date), are revised after the Series C-2 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 7.7.1) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

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7.7.4           Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C-2 Conversion Price pursuant to the terms of Subsection 7.8, the Series C-2 Conversion Price shall be readjusted to such Series C-2 Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

7.7.5           If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series C-2 Conversion Price provided for in this Subsection 7.7 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses 7.7.2 and 7.7.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series C-2 Conversion Price that would result under the terms of this Subsection 7.7 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series C-2 Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

7.8         Adjustment of Series C-2 Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall, at any time after the date the Corporation obtains the Shareholder Issuance Approval, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 7.7), without consideration or for a consideration per share less than the Series C-2 Conversion Price in effect immediately prior to such issue, then the Series C-2 Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for each such Additional Share of Common Stock issued or deemed to be issued.

7.8.1           Determination of Consideration. For purposes of this Subsection 7.8.1, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

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a.           Cash and Property: Such consideration shall:

(i)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)         insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)        in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

b.           Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 7.7, relating to Options and Convertible Securities, shall be determined by dividing:

(i)          the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)         the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

7.9           Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series C-2 Conversion Price pursuant to the terms of Subsection 7.8 then, upon the final such issuance, the Series C-2 Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

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7.10         Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C-2 Original Issue Date effect a subdivision of the outstanding Common Stock, the Series C-2 Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C-2 Original Issue Date combine the outstanding shares of Common Stock, the Series C-2 Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

7.11         Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C-2 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series C-2 Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C-2 Conversion Price then in effect by a fraction:

(i)          the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)         the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C-2 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C-2 Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series C-2 Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C-2 Preferred Stock had been converted into Common Stock on the date of such event.

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7.12         Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C-2 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4 do not apply to such dividend or distribution, then and in each such event the holders of Series C-2 Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series C-2 Preferred Stock had been converted into Common Stock on the date of such event.

7.13         Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 5.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C-2 Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 7.6, 7.11, or 7.12), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C-2 Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C-2 Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 7 with respect to the rights and interests thereafter of the holders of the Series C-2 Preferred Stock, to the end that the provisions set forth in this Section 7 (including provisions with respect to changes in and other adjustments of the Series C-2 Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C-2 Preferred Stock.

7.14         Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C-2 Conversion Price pursuant to this Section 7, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C-2 Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series C-2 Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series C-2 Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series C-2 Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series C-2 Preferred Stock.

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7.15       Notice of Record Date. In the event:

7.15.1         the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series C-2 Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

7.15.2         of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

7.15.3         of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C-2 Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series C-2 Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C-2 Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

8.         Miscellaneous.

8.1           Waiver. No failure or delay on the part of a Series C-2 Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.2           Consent to Waiver. Any provision of this Certificate of Designation applicable to the Series C-2 Preferred Stock may be waived by the affirmative vote or written consent of the Required Holders, which vote or written consent shall bind all Series C-2 Holders, and all future Series C-2 Holders for which such rights have been waived.

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8.3           Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail or by overnight delivery and shall be deemed to have been given upon receipt if personally served, or upon confirmation of receipt, when sent by facsimile, or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail, or one (1) business day after deposit with a nationally recognized overnight delivery service, if delivery by overnight delivery. For the purposes hereof, the address of the Series C-2 Holders shall be as shown on the records of the Corporation; and the address of the Corporation shall be VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY 14625 Phone: 585-249-6231; Fax: 585-218-7350. Both the Series C-2 Holders and the Corporation may change the address for service by service of written notice to the other as herein provided.

8.4           Equitable Relief. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Certificate of Designation and any other Transaction Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York, County of New York. The Corporation and each Series C-2 Holder (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of New York sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York sitting in New York County or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. THE CORPORATION AND SERIES C-2 HOLDERS EACH HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATION, THE OTHER TRANSACTION AGREEMENTS, THE SERIES C-2 PREFERRED STOCK OR THE SUBJECT MATTER HEREOF OR THEREOF.

8.5           Construction; Headings. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and the initial purchaser of the Series C-2 Preferred Stock and shall not be construed against any person as the drafter hereof. The headings of this Certificate of Designation are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designation.

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8.6           Remedies. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation and the other Transaction Agreements, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of any Series C-2 Holder right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation or any of the other Transaction Agreements. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Series C-2 Holders, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Certificate of Designation or the other Transaction Agreements, that the Series C-2 Holders shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Certificate of Designation and the other Transaction Agreements and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Corporation has caused the Certificate of Designation to be executed in its name by its Chief Business and Financial Officer, Molly Henderson, this 3rd day of April, 2012.

CORPORATION:
VIRTUALSCOPICS, INC.

By:	/s/ Molly Henderson
Molly Henderson
Chief Business and Financial Officer

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert the Series C-1 or Series C-2 Convertible Preferred Stock of VIRTUALSCOPICS, INC.)

The undersigned hereby irrevocably elects to convert ___________ shares of Series [C-1/C-2] Preferred Stock, having an aggregate Stated Value of $__________ into shares of Common Stock, par value $0.001 per share (“Common Stock”), of VIRTUALSCOPICS, INC. (the “Corporation”)

[plus $_____________ in accrued and unpaid Dividends,]

all according to the conditions of the Certificate of Designation of Rights and Preferences of Series C-1 Preferred Stock and Series C-2 Preferred Stock of the Corporation dated as of April 3rd, 2012 (the “Certificate of Designation”), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series [C-1/C-2] Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:_______________________________

Applicable Conversion Price:________________________

Number of Shares of Common

Stock to be Issued Pursuant to

Conversion of the Preferred Stock:_______________________

[(ii) Conversion of accrued and unpaid Dividends: ______________________]

Signature: ___________________________________________________

Name: ______________________________________________________

Address: ____________________________________________________

EXHIBIT C

FORM OF INVESTORS RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of the 3rd day of April, 2012, by and between VirtualScopics, Inc. a Delaware corporation (the “Company”), and Merck Global Health Innovation Fund LLC, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, the Company and Investor are parties to the Series C Preferred Stock and Warrant Purchase Agreement dated April 3rd, 2012 (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investor to invest funds in the Company pursuant to the Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register shares of Common Stock issuable to the Investor and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.           Definitions. For purposes of this Agreement:

1.1.          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2.          “Board of Directors” means the board of the directors of the Company.

1.3.          “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.4.          “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the manufacture, sale or distribution of products that are competitive with the products of the Company as of the relevant time, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor.

1.5.          “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.6.          “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.7.          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8.          “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.9.           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10.         “GAAP” means generally accepted accounting principles in the United States.

1.11.         “Holder” means the Investor and any assignee who is a holder of Registrable Securities and who becomes a party to this Agreement.

1.12.         “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.13.         “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.14.         “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

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1.15.         “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.16.         “Preferred Stock” means, collectively, shares of the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock.

1.17.         “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series C-1 Preferred Stock and Series C-2 Preferred Stock, (ii) the Warrant Shares, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution or payment with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above and (iv) any other Common Stock owned by any Holder; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 5.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.18.         “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.19.          “SEC” means the Securities and Exchange Commission.

1.20.         “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.21.         “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.22.         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.23.         “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.24.         “Series C Certificate of Designations” means the Certificate of Designations of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of VirtualScopics, Inc., filed with the Secretary of State of Delaware.

1.25.          “Series C Director” means the one (1) director elected by the holders of Series C Preferred Stock, pursuant to Part I, Section 6.2 and Part II, Section 6.2 of the Series C Certificate of Designation.

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1.26.         “Series C-1 Preferred Stock” means shares of the Company’s Series C-1 Convertible Preferred Stock, par value $0.001 per share.

1.27.         “Series C-2 Preferred Stock” means shares of the Company’s Series C-2 Convertible Preferred Stock, par value $0.001 per share.

1.28.         “Warrants” means the stock purchase warrants issued and to be issued to the Investor pursuant to the Purchase Agreement.

1.29.         “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

2.           Registration Rights. The Company covenants and agrees as follows:

2.1.          Demand Registration.

(a)          Form S-1 Demand. If at any time the Company receives a request from Holders that the Company file a Form S-1 registration statement with respect to Registrable Securities then outstanding (including a shelf registration of such Registrable securities to be offered on a continuous or delayed basis), that would have an anticipated aggregate offering price, net of Selling Expenses, in excess of $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as reasonably practicable, and in any event within seventy-five (75) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c)

and Subsection 2.3.

(b)          Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as reasonably practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c)

and Subsection 2.3.

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(c)          Limitations. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed an executive officer of the Company stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period.

(d)          Frequency. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) within six (6) months after the effective date of a registrations pursuant to Subsection 2.1(a); (iii) after the Company has effected three registrations pursuant to Subsection 2.1(a); or (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected a registration pursuant to Subsection 2.1(b) within the six (6) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2.          Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

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2.3.         Underwriting Requirements.

(a)          If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)          In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced to less than thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

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(c)          For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4.         Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty days (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)          prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)          furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)          use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed and maintain such listing; and, not take any action which would reasonably be expected to result in delisting or suspension on such market;

(g)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)          promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)          notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)          after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5.         Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

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2.6.          Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $15,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.         Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.         Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

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(b)          To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and Subsection 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)          Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

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(d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)          Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.         Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)          make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)          use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after and so long as the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after and so long as the Company qualifies to use such form).

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2.10.         Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included.

2.11.         Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a)          the closing of a Deemed Liquidation Event, as such term is defined in the Series C Certificate of Designations (but only so long as any securities received in connection therewith are freely tradable without volume or manner of sale limitation, current public information requirements or other limitation); and

(b)          such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s Registrable Securities without volume or manner of sale limitation, current public information requirements or other limitation.

3.            Board Observer and Scientific Advisory Board and Other Rights.

3.1.          Right to Designate Observer. As long as the Investor and any Affiliates, in the aggregate (i) own not less than 35% of the total number of shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, in the aggregate, originally purchased by it under the Purchase Agreement, (ii) own shares of Common Stock, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all options, warrants and other rights to purchase Common Stock and securities convertible into Common Stock held by them) representing beneficial ownership of more than ten percent (10%) of the outstanding shares of Common Stock, as determined by the Corporation in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder or (iii) is/are Affiliate(s) of the Company (clauses (i), (ii) or (iii) referred to herein as the “Observer Conditions”), then the Company shall invite a representative of the Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor of the Company. The Company shall reimburse such designated observer to the Board for all reasonable expenses incurred in connection with his or her work on behalf of the Company, including in respect of their attendance of Board meetings and other Company events consistent with the Company’s then current Board compensation plan. The Investor may unilaterally relinquish its Board observer rights at anytime upon notice to the Company.

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3.2.          Scientific Advisory Board. The Company will form a Scientific Advisory Board within 180 days of the date of this Agreement. That Scientific Advisory Board shall have five (5) initial members, and the Investor shall have the right to designate one (1) initial member, after consultation with the Company with respect to the identification of such members and function of such Board. The Company shall consult with Investor on the identity of the prospective Scientific Advisory Board initial members in good faith. No such member shall be a Competitor. The Investor shall assist the Company with respect to the indentification and recruitment of advisory board members and provide consultations on the function of one or more such advisory boards until the earlier to occur of (i) the date the Investor no longer meets the Observer Conditions and (ii) the date that is two years following the date of this Agreement.

3.3.          Information Rights. As long as Investor meets the Observer Conditions, the Company shall deliver to the Investor (upon request) such information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.3 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.4.          Inspection Rights. As long as Investor meets the Observer Conditions, the Company shall permit the Investor, at its expense, to visit and inspect the Company's properties; examine its books of account and records; and discuss the Company's affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor. Notwithstanding the foregoing, the Company shall not be obligated pursuant to this Section 3.4 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.5.          Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Charter, or elsewhere, as the case may be.

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3.6.          Nominating and Corporate Governance Committee Rights. As long as Investor meets the Observer Conditions, and a Series C Director is sitting on the Board of Directors, the Company shall appoint the Series C Director to serve on the Company’s Nominating and Corporate Governance Committee, provided that the Series C Director is qualified to serve on such committee under all applicable stock market requirements, including, but not limited to, the standard for an independent director with respect to service on the Board of Directors pursuant to Section 5605(a)(2) of the Rules of The Nasdaq Stock Market or any successor thereto (to the Company’s knowledge the proposed Series C Director, David Rubin, would meet such independence criteria). The first appointment of the Series C Director to the Nominating and Corporate Governance Committee shall take place no later than the Company’s Annual Meeting of Directors to be held in 2012.

3.7.          Nomination of Director at 2013 Annual Meeting. With respect to the election of directors to be held at the Company’s 2013 annual meeting of stockholders, the Company agrees to include in the slate of nominees recommended to stockholders by the Company’s Corporate Governance and Nominating Committee and Board of Directors for election as a director, one individual consented to by Investor (for avoidance of doubt, who shall be in addition to the Series C Director (as defined in the Series C Certificate of Designations)), which consent shall not be unreasonably withheld and shall be provided in time for filing and dissemination of the Company’s proxy materials to stockholders.

4.           Rights to Future Stock Issuances.

4.1.          Right of First Refusal. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Investor.

(a)          The Company shall give notice (the “Offer Notice”) to the Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)          By notification to the Company within twenty (20) days after the Offer Notice is given, the Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, the Warrants and any other Derivative Securities then held by the Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all then-outstanding convertible securities and the exercise of all then-outstanding warrants or other rights to purchase Common Stock). At the expiration of such twenty (20) day period, the Company shall promptly notify the Investor and each other Person who has the preemptive or similar right to subscribe, and who elects to purchase or acquire all the shares available to it, of any other Person’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Person (including the Investor) electing to purchase such securities may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which such Persons were entitled to subscribe but that were not subscribed for which is equal to the proportion that the shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the securities held by it to the shares of Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of securities held by all of such Persons who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

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(c)          If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance with this Subsection 4.1.

(d)          The right of first refusal in this Subsection 4.1 shall not be applicable to Exempted Securities (as defined in the Series C Certificate of Designations).

4.2.          Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (a) upon a Deemed Liquidation Event, as such term is defined in the Series C Certificate of Designations or (b) immediately when Investor beneficially owns less than 35% of the total number of shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, in the aggregate, purchased by it under the Purchase Agreement.

5.           Miscellaneous.

5.1           Successors and Assigns. Notwithstanding anything to the contrary herein, neither the Company nor any Investor shall assign this Agreement without the prior written consent of the other; provided however, that the rights under Section 2 of this Agreement may be assigned (but only with all related obligations) by a Holder; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2           Governing Law. This Agreement shall be governed by the internal law of the State of New York.

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5.3           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4           Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses:

If to the Investor:	Merck Global Health Innovation Fund, LLC
One Merck Drive
Whitehouse Station, New Jersey 08889-0100
Attn: David Rubin
Facsimile: 908 735-1341

With a copy to:	McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173-1922
Attn: Todd A. Finger, Esq. and Seth T. Goldsamt, Esq.
Facsimile: 212-547-5444

If to the Company	VirtualScopics, Inc.
500 Linden Oaks
Rochester, New York 14625
Attn: Molly Henderson, Chief Business and Financial Officer
Facsimile: 585-218-7350

With a copy to:	Woods Oviatt Gilman LLP
700 Crossroads Building, 2 State Street
Rochester, New York 14614
Attn: Gregory W. Gribben, Esq.
Facsimile:585-987-2975

or to such facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 5.5.

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5.6           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.7           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.8           Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.9           Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York sitting in New York County or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

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5.10         WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

5.11         Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

VIRTUALSCOPICS, INC.

By:
Name:
Title

MERCK GLOBAL HEALTH
INNOVATION FUND, LLC

By:
Name:
Title

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

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EXHIBIT D

MILESTONE EVENTS

(i)          FDA clearance on DCE-MRI application;

(ii)         Development of independent/standalone software platform to ‘house’ applications for the QIC;

(iii)        Design of DCE-MRI validation trial in support of obtaining reimbursement/broader proof of utility;

(iv)        Signed agreement, or similar arrangement with academic site to run DCE-MRI validation trial;

(v)         Design of volumetric tumor validation trial in support of obtaining broader proof of utility; and

(vi)        Hiring senior marketing executive (who will be head of marketing and product management for the quantitative imaging center) and development of a marketing plan.

EXHIBIT E

FORM OF AMENDED CERTIFICATE OF DESIGNATION FOR SERIES A
PREFERRED STOCK

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS, POWERS,

PREFERENCES AND OTHER RIGHTS

AND QUALIFICATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 151 of the Delaware General Corporation Law)

The undersigned, _______________[Name], ______________________[Title], does hereby certify that:

A.           He/She is the ___________________[Title] of VirtualScopics, Inc., a Delaware corporation (the "Corporation").

B.           The Corporation originally adopted the Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law (“DGCL”) and the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”) by resolution filed November [4], 2005.

C.           The Corporation hereby amends and restates the Series A Certificate of Designation in its entirety as follows:

Series A Convertible Preferred Stock:

1.           Designation and Number of Shares. There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Preferred Stock,” and the number of shares constituting such series shall be 8,400 shares. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.           Ranking. The Series A Convertible Preferred Stock shall, with respect to distribution rights upon a Liquidation (as defined in Section 3 below) of the Corporation, rank (a) subject to clause (b), senior to the common stock, par value $0.001 per share, of the Corporation (the “Common Stock”), and all other preferred stock of the Corporation, and (b) as applicable, junior to or on a parity with such preferred stock of the Corporation the terms of which expressly provide that such preferred stock will rank senior to or on a parity with the Series A Convertible Preferred Stock.

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3.           Liquidation.

(a)           Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the holders of record of the shares of the Series A Convertible Preferred Stock shall be entitled to receive, immediately after any distributions required by the Corporation’s Certificate of Incorporation and any certificate(s) of designation, powers, preferences and rights in respect of any securities of the Corporation having priority over the Series A Convertible Preferred Stock with respect to the distribution of the assets of the Corporation upon a Liquidation, and before and in preference to any distribution or payment of assets of the Corporation or the proceeds thereof may be made or set apart with respect to any securities of the Corporation over which the Series A Convertible Preferred Stock has priority with respect to the distribution of the assets of the Corporation upon a Liquidation (“Junior Securities”), an amount in cash with respect to each share of Series A Convertible Preferred Stock held by such holders, equal to $1,000 per share (subject to proportional adjustment in the event of a stock split, combination or similar event changing the number of outstanding shares of Series A Convertible Preferred Stock) (the “Liquidation Preference”). If, upon such a Liquidation, the assets of the Corporation available for distribution to the holders of Series A Convertible Preferred Stock and, if applicable, any securities of the Corporation having equal priority with the Series A Convertible Preferred Stock with respect to the distribution of the assets of the Corporation upon a Liquidation (“Parity Securities”) shall be insufficient to permit payment in full to the holders of the Series A Convertible Preferred Stock and Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to such holders of the Series A Convertible Preferred Stock and Parity Securities then outstanding shall be distributed ratably among such holders based upon the proportion that the total amount distributable on each share upon a liquidation bears to the aggregate amount available for distribution on all shares of the Series A Convertible Preferred Stock and of such Parity Securities, if any.

The consolidation or merger of the Corporation with another person other than a wholly-owned subsidiary of the Corporation, or the sale, transfer or lease of all or substantially all of its assets to another person shall not be deemed to be a Liquidation within the meaning of this Section 3(a).

(b)           Upon the completion of the distributions required by Section 3(a) of this Section 3, if assets remain in the Corporation, they shall be distributed to holders of Series A Convertible Preferred Stock pro rata with holders of Junior Securities and holders of other securities entitled to participate in the distribution of assets upon liquidation with holders of Junior Securities, based on the number of shares of Common Stock held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation (including all certificates of designation) immediately prior to such Liquidation.

4.           Dividends. The holders of the Series A Convertible Preferred Stock shall not be entitled to receive dividends or other distributions from the Corporation with respect to the Series A Convertible Preferred Stock and no dividends or distributions shall be payable with respect thereto.

5.           Conversion Rights. Each holder of record of shares of the Series A Convertible Preferred Stock shall have the right to convert all or any part of such holder’s shares of Series A Convertible Preferred Stock into Common Stock, without any further payment therefor, as follows:

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(a)           Optional Conversion. Subject to and upon compliance with the provisions of this Section 5, the holder of any shares of Series A Convertible Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert any of such shares of Series A Convertible Preferred Stock into fully paid and non-assessable whole shares of Common Stock. Each share of Series A Convertible Preferred Stock shall initially be convertible into 400 shares of Common Stock (the “Conversion Rate”), subject to adjustment upon the terms hereinafter set forth.

(b)           Mechanics of Conversion.

(i)           Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Convertible Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when a notice of an election to convert and properly endorsed certificates are delivered, and such date is referred to herein as the “Conversion Date.”

(ii)           All Common Stock which may be issued upon conversion of the Series A Convertible Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

(c)           Fractional Shares. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Class A Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board.

6.           Anti-Dilution Provisions. During the period in which any shares of Series A Convertible Preferred Stock remain outstanding, the Conversion Rate in effect at any time, and/or the number and kind of securities issuable upon the conversion of the Series A Convertible Preferred Stock, shall be subject to adjustment from time to time following the date of the original issuance of the Series A Convertible Preferred Stock upon the happening of certain events as follows:

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(a)           Recapitalization, Reclassification and Succession. If any recapitalization of the Corporation or reclassification of its Common Stock or any merger or consolidation of the Corporation into or with a corporation or other business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, then, as a condition of such recapitalization, reclassification, merger, consolidation or similar transaction, lawful and adequate provision shall be made whereby each holder of shares of Series A Convertible Preferred Stock thereafter shall have the right to receive such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of the shares of Series A Convertible Preferred Stock held by such holder prior to such recapitalization, reclassification, merger, consolidation, sale or transfer, and in each such case, the terms of this Section 6 shall be applicable to the shares of stock or other securities or property receivable upon the conversion of such shares of Series A Convertible Preferred Stock after such consummation.

(b)           Subdivisions, Combinations, Stock Dividends or Distributions of Shares. If the Corporation shall subdivide or combine its Common Stock or shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, the Conversion Rate then in effect shall be proportionately adjusted to the number of shares of Common Stock that a holder of a share of Series A Convertible Preferred Stock would have owned immediately following such action had such share of Series A Convertible Preferred Stock been converted immediately prior thereto.

(c)           Valuation Adjustment to Conversion Rate.

(i)           If the Corporation issues, or shall be deemed to have issued, Additional Shares of Common Stock (as defined below) for a consideration per share less than the Conversion Price (as defined below) or with a per share conversion, exercise or exchange price of less than the Conversion Price (such lower price being a “Lower Offering Price”), then and in such event, the Conversion Rate shall be adjusted to the number of shares of Common Stock equal to the Liquidation Preference divided by such Lower Offering Price. The Conversion Price shall initially be $2.50 per share. The Conversion Price shall be reduced to the last Lower Offering Price for each successive issuance or deemed issuance of Additional Shares of Common Stock with a Lower Offering Price below the Conversion Price in effect at the time of the issuance or deemed issuance of the Additional Shares of Common Stock at such Lower Offering Price.

Notwithstanding anything to the contrary herein, in no event under this Section 6(c) shall the Conversion Price be reduced to, or the Conversion Rate be determined with a Lower Offering Price of, a price lower than $1.2043per share (with such price subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation's securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (the “Series C Conversion Price”).

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(ii)           As used herein, “Additional Shares” shall mean all shares of Common Stock, or any stock options, warrants, convertible securities or other rights to purchase or acquire shares of Common Stock (“Common Stock Equivalents”), issued or deemed to be issued by the Corporation after the date hereof; provided, however, that none of the following shall be deemed issuances of Additional Shares of Common Stock: (A) an issuance or deemed issuance described in subsections (a), (b) or (c) of this Section 6, (B) an issuance or deemed issuance of Common Stock or Common Stock Equivalents (and the issuance of Common Stock upon the exercise of any such Common Stock Equivalents) in which the Corporation’s gross proceeds as consideration for such issuance are less than $300,000, (C) an issuance or deemed issuance of Common Stock or Common Stock Equivalents (and the issuance of Common Stock upon the exercise of any such Common Stock Equivalents) in connection with an acquisition, merger or a strategic alliance, that is approved by the Board, or (D) an issuance or deemed issuance of Common Stock Equivalents (and the issuance of Common Stock upon the exercise of any such Common Stock Equivalents) issued to officers, directors or employees of or consultants to the Corporation or any wholly-owned subsidiary of the Corporation pursuant to options of VirtualScopics, LLC assumed by the Corporation, or any other issuance or deemed issuance of “Exempted Securities”, as defined in Part I, Section 7.6.1 of the Corporation’s Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and the Series C-2 Preferred Stock of the Company filed April 3, 2012.

(d)           Omitted.

(e)           Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 6 shall exclude any shares then directly or indirectly held in the treasury of the Corporation.

(f)           Deferral and Cumulation of De Minimis Adjustments. The Corporation shall not be required to make any adjustment pursuant to this Section 6 if the amount of such adjustment would be less than one percent (1%) of the Conversion Rate in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Conversion Rate in effect immediately before the event giving rise to such next subsequent adjustment. All calculations under this Section 6 shall be made to the nearest one-hundredth of a share, as the case may be, but in no event shall the Corporation be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the conversion of the Series A Convertible Preferred Stock.

(g)           Duration of Adjustment. Following each computation or readjustment as provided in this Section 6, the new adjusted Conversion Rate shall remain in effect until a further computation or readjustment thereof is required.

7.           Redemption. The Corporation may not redeem the outstanding shares of Series A Convertible Preferred Stock and the holders shall not have any right, at any time or under any circumstances, to require the Corporation to redeem any of the Series A Convertible Preferred Stock.

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8.           Voting Rights.

(a)           Except as otherwise required by law, the holders of shares of Series A Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock and shall have such number of votes equal to the largest whole number of shares of Common Stock into which such holders’ shares of Series A Convertible Preferred Stock are convertible pursuant to the provisions hereof at the record date for the determination of holders of Common stock entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or provided in or permitted by Sections 3(a), 8(c) and 8(d) hereof, or elsewhere in the Certificate of Incorporation (including certificates of designation) the holders of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock and Common Stock shall vote together as a single class, and not as separate classes. In the event that the holders of the Series A Convertible Preferred Stock are required or permitted to vote as a class, the approval (by vote or written consent) of holders of not less than a majority of the outstanding shares of Series A Convertible Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series A Convertible Preferred Stock, such matter shall bind all holders of Series A Convertible Preferred Stock.

(b)           So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) as provided by the Delaware General Corporation Law of the holders of not less than a majority of the outstanding shares of Series A Convertible Preferred Stock:

(i)           alter, amend or repeal the rights, preferences or privileges of the Series A Convertible Preferred Stock so as to affect adversely the Series A Convertible Preferred Stock;

(ii)           Omitted;

(iii)           Omitted;

(iv)           increase the authorized number of shares of Series A Convertible Preferred Stock;

(v)           do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the holders of shares of the Series A Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

The voting rights in this Section 8(b) shall not apply in connection with the consolidation or merger of the Corporation with another person, or the sale, transfer or lease of all or substantially all of its assets to another.

(c)           Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock may, voting as a single class, elect to waive any provision of this Certificate of Designations, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series A Convertible Preferred Stock.

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(d)           Any waiver by vote or written consent of the holders of the Corporation’s Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock (if any), pursuant to the Certificate of Designation of Rights and Preferences thereof, of an adjustment to the Series C Conversion Price of such shares in connection with any issuance or deemed issuance of Additional Shares of Common Stock without consideration or for a consideration per share less than the Series C Conversion Price shall also, automatically and without any further action of the Corporation, any holder of Series A Convertible Preferred Stock or any other person, constitute a waiver by the holders of Series A Convertible Preferred Stock of an adjustment to the Conversion Price under Section 6(c) hereof, which vote or written consent shall bind all existing holders of the Series A Convertible Preferred Stock and all future holders of Series A Convertible Preferred Stock.

10.           Reservation of Shares. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock pursuant to the terms hereof, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock pursuant to the terms hereof. If at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series A Convertible Preferred Stock, the Corporation shall promptly take such action as may be necessary to increase its authorized but unissued Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

11.           Miscellaneous.

(a)           There is no sinking fund with respect to the Series A Convertible Preferred Stock.

(b)           The shares of the Series A Convertible Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth in this Certificate of Designations and in the Certificate of Incorporation of the Corporation.

(c)           The holders of the Series A Convertible Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION]

That a resolution was duly adopted by the Board of Directors of the Corporation, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth the above-mentioned amended and restated Certificate of Designation and declaring said amendment and restatement to be advisable, followed by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon, including the votes of the holders of the preferred stock entitled to vote thereon on an as-converted basis, at a meeting of stockholders duly called and held on June [14], 2012, and the affirmative vote of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, VirtualScopics, Inc. has caused this Certificate to be signed on this ___ day of ____________, 2012.

VIRTUALSCOPICS, INC.

By:
Name:
Title:

8

EXHIBIT F

FORM OF AMENDED CERTIFICATE OF DESIGNATION FOR SERIES B
PREFERRED STOCK

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION

OF RIGHTS AND PREFERENCES OF THE

SERIES B PREFERRED STOCK

OF

VIRTUALSCOPICS, INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

VirtualScopics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.          The name of the Corporation is VirtualScopics, Inc. For purposes hereof, references to the Corporation shall include any successor.

2.          The Corporation originally adopted the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc., by resolution of the Board of Directors filed September 12, 2007.

3.          The Corporation hereby amends and restates the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc. (the “Certificate of Designation”) in its entirety as follows:

  RESOLVED, that Six Thousand (6,000) of the Fourteen Million Nine Hundred Ninety-One Thousand Six Hundred (14,991,600) authorized but undesignated shares of preferred stock of the Corporation, $0.001 par value per share, shall be designated Series B Convertible Preferred Stock, $0.001 par value per share, and shall possess the rights and preferences set forth below:

Section 1. Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in that certain Securities Purchase Agreement, dated September 12, 2007, pursuant to which the Preferred Stock was originally issued (the "Securities Purchase Agreement" or the “Purchase Agreement”), shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“1934 Act” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Adjustment Exceptions” shall have the meaning set forth in Section 10(a) below.

“Approved Stock Plan” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Buyer(s)” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Closing Bid Price," as of any date, means the last bid price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last bid price of such security is available on the Principal Market for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Corporation and the Required Holders.

“Common Stock Equivalents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Conversion Amount" shall have the meaning set forth in Section 7(a)(iv) below.

“Conversion Date” shall have the meaning set forth in Section 7(d)(ii) below.

“Conversion Price” shall have the meaning set forth in Section 7(b) below.

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Conversion Shares” shall have the meaning set forth in Section 7(d)(iii) below.

“Conversion Shares Delivery Deadline” shall have the meaning set forth in Section 7(d)(iii) below.

“Dividend” shall have the meaning set forth in Section 4(a) below.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a) below.

“Dividend Shares” shall mean shares of Common Stock used to pay Dividends as allowed under this Certificate of Designation.

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“Effective Date” shall mean the date that the initial Registration Statement that the Corporation is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission.

"Eligible Market" shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Corporation and the Holder.

“Equity Payment Conditions” shall mean, during each Trading Day of the period in question, (i) the Corporation shall have duly honored all Conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion, if any, (ii) (omitted); (iii) no (A) Events of Default or (B) event that with the passage of time or giving of notice would constitute an Event of Default, have occurred that have not been cured, (iv) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell Conversion Shares and Warrant Shares (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or such shares may be resold, without restriction, pursuant to Rule 144(k)), (v) the Common Stock is trading on an Eligible Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on an Eligible Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (vi) such issuance would be permitted in full without violating the rules or regulations of the Eligible Market on which such shares are listed or quoted, (vii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (viii) (omitted), and (ix) the average daily trading dollar volume of the Common Stock for each three (3) consecutive Trading Day period during such period exceeds $30,000.

“Exempt Issuance” means the grant or issuance of (a) any Common Stock or Common Stock Equivalents issued or issuable in connection with any Approved Stock Plan, (b) securities upon the exercise, exchange of, conversion or redemption of, or payment of interest or liquidated or similar damages on, any Securities issued hereunder, or to a Placement Agent in connection with the Offering, (c) other securities exercisable, exchangeable for, convertible into, or redeemable for shares of Common Stock issued and outstanding on the Original Issue Date, provided that such securities have not been amended since the Original Issue Date to directly or indirectly effectively increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (d) any Common Stock issued or issuable in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital.

“Holders” shall mean the Holder, and the holders of Other Preferred Stock issued pursuant to the Securities Purchase Agreement.

“Issuable Shares” shall have the meaning set forth in Section 7(a)(iii) below.

“Junior Securities” shall have the meaning set forth in Section 3 below.

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"Market Price," as of any date, means the Volume Weighted Average Price (as defined herein) of the Common Stock during the five (5) consecutive Trading Day period immediately preceding the date in question.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” shall mean the date of the first issuance of any Series B Preferred Stock regardless of the number of transfers of any particular share of Series B Preferred Stock.

“Other Preferred Stock” shall mean Preferred Stock issued pursuant to the Certificate of Designation to holders other than a given Holder.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a Corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Preferred Stock” or “Series B Preferred Stock” shall mean the Corporation’s Series B Convertible Preferred Stock, $0.001 par value per share.

“Principal Market” shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Corporation and the Holder.

“Redemption” shall mean any redemption of any Preferred Stock hereunder.

“Registration Rights Agreement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Registration Statement(s)” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Required Holders” shall mean Holders holding at least two-thirds (2/3) of the then outstanding shares of Preferred Stock.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Purchase Agreement” shall have the meaning set forth in the initial paragraph of this Section 1 above.

“Series C-1 Preferred Stock” shall mean the Corporation’s Series C-1 Convertible Preferred Stock, $0.001 par value per share.

“Series C-2 Preferred Stock” shall mean the Corporation’s Series C-2 Convertible Preferred Stock, $0.001 par value per share.

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“Series C Certificate of Designation” shall mean the Corporation’s Certificate of Designations of Rights and Preferences of the Series C-1 Preferred Stock and the Series C-2 Preferred Stock of the Company filed April 3, 2012, as amended.

“Shares” shall mean the shares of Common Stock issuable upon Conversion of the Preferred Stock.

“Subsidiaries” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Trading Day" shall mean any day on which the Common Stock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Transaction Documents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

The "Volume Weighted Average Price" or “VWAP” for any security as of any date means (a) the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Preferred Stock and the Corporation ("Bloomberg") or, (b) if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, (c) if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the "pink sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), or if not available, the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Corporation’s Board of Directors in good faith. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for all Business Days during the period.

“Warrant” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Warrant Shares” shall mean the shares of Common Stock into which the Warrants are convertible, as further described in the Warrants.

Section 2. Designation and Amount. Six Thousand (6,000) shares of the Corporation’s authorized but undesignated preferred stock shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), par value $0.001 per share. The Series B Preferred Stock shall have a stated value of one thousand dollars ($1,000) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Original Series B Issue Price" or the "Stated Value.

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Section 3.   Rank. The Series B Preferred Stock shall rank: (i) pari passu to the Corporation’s Series A Convertible Preferred Stock("Parity Securities"), (ii) prior and senior to all of the Corporation's Common Stock, $.001 par value per share ("Common Stock"); and (iii) prior and senior to any other class or series of capital stock, including but not limited to any preferred stock, of the Corporation hereafter created (collectively, with the Common Stock, "Junior Securities"); and (iv) as applicable, junior to or on parity with such preferred stock of the Corporation (upon an issuance of such securities pursuant to the affirmative vote of the Required Holders as permitted under the terms of Section 19 hereof) the terms of which expressly provide that such preferred stock will rank senior to or on parity with the Series B Preferred Stock (“Senior Securities”) in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. The Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be Senior Securities and shall rank senior to the Series B Preferred Stock.

Section 4.    Dividends.

(a) Dividends in Cash or in Kind. Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends (“Dividends”) at the rate per share (as a percentage of the Stated Value per share) of eight percent (8%) per annum (the “Dividend Rate”) payable (i) quarterly, in arrears, on the first Business Day of each calendar quarter after the date hereof, (A) in cash, provided that full dividends in cash, are first paid, or concurrently paid, to the holders of Series C-1 Preferred Stock and the holders of Series C-2 Preferred Stock pursuant to the Series C Certificate of Designation for such quarter of such calendar year or (B) in shares of Common Stock, or a combination thereof and cash, provided that (1) full dividends in shares of Common Stock, or a combination thereof and cash, are first paid, or concurrently paid, to the holders of Series C-1 Preferred Stock and the holders of Series C-2 Preferred Stock pursuant to the Series C Certificate of Designation for such quarter of such calendar year (2) the Dividends paid to the holders of Series B Preferred Stock in shares of Common Stock, or a combination thereof and cash, are in the same relative proportion, and the shares issued as the payment of Dividends are valued at the same price per share, as the dividends paid in shares of Common Stock, or a combination thereof and cash, to the holders of Series C-1 Preferred Stock and the holders of Series C-2 Preferred Stock for such quarter (for example, if full dividends are paid to the holders of Series C-1 Preferred Stock and Series C-2 Preferred Stock for such quarter of such calendar year in the form of 25% in cash and 75% in shares, then the holders of Series B Preferred Stock would be entitled to be paid their respective Dividends for such period in the form of 25% in cash and 75% in shares) and (3) the Corporation and the Required Holders shall have agreed in writing to such payment of Dividends in full or in part in shares of Common Stock in such quarter; provided further, however, that except as otherwise provided herein, if at any time the Corporation pays Dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders and holders of other Parity Securities entitled to share in such dividends on a pari passu basis, based upon the number of shares of Common Stock into which the Series B Preferred Stock and such Parity Securities held by each such Holder and holder of such Parity Securities are then convertible, on such Dividend Payment Date (the dividends on the Series C-1 Preferred Stock and Series C-2 Preferred Stock referred to in clause (A) or (B) “Annual Series C Cash Dividends”), and (ii) if the holders of Series C-1 Preferred Stock and the holders of Series C-2 Preferred Stock have not so received payment of their full Annual Series C Cash Dividends for such quarter, such Dividends shall accrue on the Series B Preferred Stock and be payable on the earlier to occur of (x) each Conversion Date (as defined in Section 7(d)(ii)) (as to that Stated Value then being converted), and (y) the liquidation of the Corporation (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each, a “Dividend Payment Date”).

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The form of Dividend payments to each Holder shall be made by the Corporation, in cash, unless otherwise expressly provided herein. Shares issued as the payment of Dividends pursuant to the provisions of the previous paragraph shall be valued solely for such purpose at the average of the Volume Weighted Average Prices for the twenty (20) Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date; provided, however, in no event shall shares of Common Stock be issued as the payment of Dividends at price per share of less than $1.2043 (with such price subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities, combinations, recapitalization reclassifications, extraordinary distributions and similar events).

(b)  Omitted.

(c) Certain Rights and Remedies Regarding Dividends. The Holders shall have the same rights and remedies with respect to the delivery of any shares delivered in the payment of Dividends as if such shares were being issued pursuant to Section 7. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to legally pay cash dividends. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

All payments due hereunder (to the extent not converted into Common Stock, in accordance with the terms hereof) shall be made in lawful money of the United States of America All payments shall be made at such address as the Holder shall hereafter give to the Corporation by written notice made in accordance with the provisions of this Certificate of Designation. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

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(d) Capital of the Corporation; No Special Reserves. The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of the Required Holders.

Section 5. Voting Rights. Except as otherwise required by law, the Holder shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock and shall have such number of votes equal to (a) the Stated Value of such shares divided by (b) $1.23 (with such price in subsection (b) subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation's securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) at the record date for the determination of holders of Common stock entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or provided in or permitted by Section 19, in the Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock, as amended from time to time, and in the Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and the Series C-2 Preferred Stock, as amended from time to time, the holders of shares of Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series B Preferred Stock, Series A Convertible Preferred Stock and Common Stock shall vote together as a single class, and not as separate classes. Except as otherwise provided herein, in the event that the holders of the Series B Preferred Stock are required or permitted to vote as a class, the approval (by vote or written consent) of holders of not less than a majority of the outstanding shares of Series B Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series B Preferred Stock, such matter shall bind all holders of Series B Preferred Stock.

Section 6. Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid Dividends thereon, immediately after any distributions required by the Corporation’s Certificate of Incorporation, or any certificate(s) of designation in respect of the Series C-1 Preferred Stock and Series C-2 Preferred Stock and any other securities of the Corporation having priority over the Series B Preferred Stock and before any distribution or payment shall be made to the holders of any Junior Securities. If, upon such a Liquidation, the assets of the Corporation available for distribution to the Holders, and the holders of any Parity Securities with respect to distribution on a Liquidation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders and the holders of Parity Securities shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full, pari passu with the Parity Securities based upon the liquidation preferences of each such series.

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The consolidation or merger of the Corporation with or into another entity, or the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation, of all or substantially all of its assets to another Person or group of Persons, or a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock shall not be deemed to be a Liquidation within the meaning of this Section 6.

Section 7. Conversion.

(a) Conversion Right.

(i)   Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of the Preferred Stock shall have the right (a “Conversion Right”) from time to time, and at any time on or after the Original Issue Date hereof, to convert any or all of the Preferred Stock, into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Corporation into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 7(b) below, subject to adjustment as provided herein) determined as provided herein (a "Conversion"). The Conversion Rights set forth in this Section 7 shall remain in full force and effect immediately from the Original Issue Date until the Preferred Stock is paid in full.

(ii)    Calculation of Conversion Amount. The number of shares of Common Stock to be issued upon each Conversion of Preferred Stock shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "Conversion Amount" means, with respect to any Conversion of the Preferred Stock, the aggregate Stated Value of the Preferred Stock to be converted in such Conversion.

(b)   Conversion Price. The "Conversion Price" shall initially equal $1.2043 (the "Initial Conversion Price") (subject to resets and adjustments pursuant to the terms of the Certificate of Designation and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation's securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

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(c) Reservation of Shares.

(i)     Increase and Maintenance of Authorized and Reserved Amount. The Corporation covenants that it will initially reserve (the “Initial Share Reservation”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the initial aggregate Stated Value of the Preferred Stock, divided by the Conversion Price in effect on the Original Issue Date of the Preferred Stock, to provide for the issuance of Common Stock upon the Conversion of the Preferred Stock (the “Initial Required Preferred Stock Reserve Amount”). Corporation further covenants that, beginning on the Original Issue Date hereof, and continuing until all of the Preferred Stock has been converted, redeemed or otherwise satisfied in accordance with their terms, the Corporation will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “Required Preferred Stock Reserve Amount”), equal to 150% of the number of shares as shall from time to time be necessary to provide for the issuance of Common Stock upon the full Conversion of all of the Preferred Stock (without regard to any limitations on conversions) and full exercise of all of the Warrants (without regard to any limitations on exercises) (together with the Required Preferred Stock Reserve Amount, collectively referred to as the “Required Reserve Amount”). In addition, if the Corporation shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Preferred Stock shall be convertible at the then applicable Conversion Price, or if the Conversion Price shall be adjusted, the Corporation shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding portion of the Preferred Stock.

(ii) Insufficient Authorized Shares. If at any time while any of the Preferred Stock remains outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Stock and exercise of the Warrants at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Preferred Stock and Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its commercially reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

The Corporation shall use its commercially reasonable best efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Corporation or that the Corporation otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of the Preferred Stock and full exercise of the outstanding amount of Holder’s Warrants, based upon the Holder’s Reserved Share Allocation (as defined below). The Corporation shall send notice to the Holder of the authorization of additional shares of Common Stock, and the Authorization Date.

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(iii) Allocations of Reserve Amount. The initial number of shares of Common Stock authorized and reserved for conversions of the Preferred Stock and exercise of the Warrants and each increase in the number of shares so reserved (collectively, the “Actual Reserved Amount”) shall be allocated pro rata among the holders (the "Reserved Share Allocation") of the Preferred Stock based on the aggregate number of Shares into which all of the Holder’s outstanding Preferred Stock would be convertible and into which all of Holder’s outstanding Warrants would be exercisable at the time of the increase (collectively, the “Fully Diluted Holdings”). In the event a holder shall sell or otherwise transfer such Holder’s Preferred Stock, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Share Allocation. Any portion of the Reserved Share Allocation which remains allocated to any Person or entity which does not hold any Preferred Stock shall be allocated to the remaining holders of Preferred Stock, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(d) Method of Conversion.

(i) Mechanics of Conversion. Subject to Section 7(a) and the other provisions of the Certificate of Designation, the Preferred Stock may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Original Issue Date, by (A) submitting to the Corporation a duly executed notice of Conversion in the form attached hereto as Exhibit A ("Notice of Conversion") by facsimile dispatched prior to 5:00 p.m., New York City time (the "Conversion Notice Deadline") on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Corporation on the date specified therein as the Conversion Date) to the office of the Corporation; which notice shall specify the aggregate Stated Value of the Preferred Stock to be converted (plus the dollar amount of any accrued but unpaid Dividends that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such Conversion; and (B) surrendering the certificate (“Preferred Stock Certificate”) representing a share of Preferred Stock, duly endorsed at the principal office of the Corporation.

(ii) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Corporation or its transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004-1123; Tel: 212-509-4000; Fax: 212-616-7608 (“Transfer Agent”) before 5:00 p.m., New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion is first received by the Corporation or its Transfer Agent. The Person or Persons entitled to receive the shares of Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date. In the event Notice of Conversion is provided to the Corporation, the Holder shall simultaneously provide a copy to the Transfer Agent, by facsimile.

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(iii)    Delivery of Common Stock Upon Conversion. Upon submission of a Notice of Conversion, the Corporation shall, by no later than the third (3rd) Business Day after the Conversion Date (the "Conversion Shares Delivery Deadline"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock (“Conversion Shares”) for the Stated Value of the Preferred Stock converted as shall be determined in accordance herewith. Upon the Conversion of the Preferred Stock, the Corporation shall, at its own cost and expense, take all commercially reasonable action, including obtaining and delivering an opinion of counsel to assure that the Corporation's Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon such Conversion. The Corporation warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Common Stock.

(iv)   Delivery Failure; Revocation of Conversion. In addition to any other remedies which may be available to the Holder, in the event that the Corporation fails for any reason to effect delivery of the Conversion Shares by the Conversion Shares Delivery Deadline (a “Delivery Failure”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “Conversion Revocation”) by delivery of a notice to such effect to the Corporation whereupon the Holder shall regain the rights of a Holder of the Preferred Stock with respect to such unconverted portions of the Preferred Stock and the Corporation and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice.

(v)    Obligation of Corporation to Deliver Common Stock. Upon receipt by the Corporation of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such Conversion, and, except as otherwise provided in this Certificate of Designation, unless the Corporation defaults on its obligations hereunder, all rights with respect to the portion of the Preferred Stock being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion. The provisions of this subsection are subject to the provisions of Section 7(d)(iv) hereof.

(vi) Omitted.

(vii) Omitted.

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(viii) No Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(ix) Lost or Stolen Preferred Stock Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a Preferred Stock Certificate, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate, if mutilated, the Corporation shall execute and deliver a new Preferred Stock Certificate of like tenor and date.

(e) Legends. The Holder understands that the Preferred Stock Certificates and, until such time as Conversion Shares and any other Issued Common Shares (as defined in the Securities Purchase Agreement) have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

(i) Removal of Legends. The Corporation will issue and deliver the Conversion Shares without restrictive legends (including the legend set forth above in this Section 7(e)), and will remove any restrictive legends on any Conversion Shares that contain restrictive legends (including the legend set forth above in this Section 7(e)), in each case when and as required under Section 6(a) of the Securities Purchase Agreement. The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

13

(f) DTC Delivery. In lieu of delivering physical certificates representing the unlegended shares of Common Stock (the “Unlegended Shares”), provided the Holder’s Transfer Agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer ("FAST") program, upon written request of the Holder, so long as the certificates therefor do not bear a legend, are not required to bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Corporation shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC identified in the written request through its Deposit Withdrawal Agent Commission ("DWAC") system.

(g) Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares of Preferred Stock covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Required Reserve Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of the Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and other remedies provided herein because of a failure by the Corporation to comply with the terms of the Certificate of Designation, provided in Section 7(d)(iv) hereof. Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation pursuant to Section 7(d)(iv) hereof, the Holder shall regain the rights of a Holder of Preferred Stock with respect to such unconverted portion of the Preferred Stock as specified in Section 7(d)(iv) and the Corporation shall, as soon as practicable, return such unconverted portion of the Preferred Stock to the Holder or, if the Preferred Stock Certificate has not been surrendered, adjust its records to reflect that such portion of the Preferred Stock has not been converted.

(h) Pro Rata Conversion. In the event that the Corporation receives a Conversion Notice from more than one holder of Preferred Stock for the same Conversion Date and the Corporation can convert some, but not all, of such portions of the Preferred Stock submitted for conversion, the Corporation shall convert from each holder of Preferred Stock electing to have Preferred Stock converted on such date a pro rata amount of such holder's portion of its Preferred Stock submitted for conversion based on the aggregate Stated Value of the Preferred Stock submitted for conversion on such date by such holder relative to the aggregate Stated Value of all Preferred Stock submitted for conversion on such date.

14

Section 8. Omitted.

Section 9. Effect of Certain Events.

(a) Participation. The Holder, as the holder of the Preferred Stock, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had completely converted the Preferred Stock into Common Stock (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

Section 10. Certain Adjustments. The Conversion Price shall be subject to adjustment from time to time as provided in this Section.

(a) Adjustments to Conversion Price Due to Subsequent Equity Sales. If, at any time while any Preferred Stock is outstanding, the Corporation sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock (including Common Stock issued in consideration for settlement or retirement of existing debt) or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), regardless of whether or not any such issuance or repricing of securities is conditional upon circumstances or events that may occur in the future, then the Conversion Price shall be reduced (but not increased) to equal the lesser of (i) the Base Conversion Price, or (ii) the Conversion Price in effect immediately prior to such Dilutive Issuance. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued in a Dilutive Issuance. Notwithstanding anything to the contrary herein, no adjustment will be made under this Section 10(a) in respect of an Exempt Issuance or in respect of Adjustment Exceptions (as defined below). The adjustments required by this Section 10(a) are referred to in the singular, as a “Subsequent Issuance Adjustment,” and collectively, as the “Subsequent Issuance Adjustments”). No adjustment shall be made under this Section 10(a) if such adjustment would result in an increase of the Conversion Price then in effect.

15

As used herein, "Adjustment Exceptions" shall mean all shares of Common Stock or Common Stock Equivalents issued (A) pursuant to any Approved Stock Plan, (B) upon the exercise, exchange of, conversion or redemption of, or payment of interest or liquidated or similar damages on, any Securities issued hereunder or in the Offering or to a Placement Agent in connection with the Offering, (C) upon the exercise, exchange, conversion, or redemption of Common Stock Equivalents issued and outstanding on the Original Issue Date, provided that the terms of such Common Stock Equivalents are not amended after the Original Issue Date, (D) in connection with any acquisition by the Company or any Subsidiary, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital, (E) in connection with an adjustment made pursuant to Section 10(b) or (f), and (F) that are “Exempted Securities” as defined in Part I, Section 7.6.1 of the Series C Certificate of Designation.

Notwithstanding anything to the contrary herein, in no event shall a Subsequent Issuance Adjustment be made for any Dilutive Issuance to reduce the Conversion Price to a price lower than $1.2043 per share (with such price subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation's securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (the “Series C Conversion Price”) .

(b) Omitted.

(c) Omitted.

(d) Omitted.

(e) Omitted.

(f) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(g) Omitted.

16

(h) Notice to Allow Conversion by Holder. If (i) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (v) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Stock, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Preferred Stock Register, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Preferred Stock during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice.

17

Section 11.         Corporation’s Right to Redeem.

(a) Corporation’s Right to Redeem at its Election. Anytime after the Effective Date, if (i) the Equity Payment Conditions have all been met for each of the prior three (3) Trading Days, except the average daily trading volume requirement in clause (ix) of such defined term, and (ii) the Market Price of the Common Stock for each of the prior three (3) Trading Days exceeds 250% of the Initial Conversion Price for the Preferred Stock, then the Corporation may provide to the Holders a twenty (20) Trading Day advance notice (an “Advance Corporation Redemption Notice”) stating that the Corporation has elected to Redeem all or any portion (the “Target Redemption Amount”) of the outstanding Preferred Stock on the date that is twenty (20) Trading Days after the date of such notice (the “Target Redemption Date”), and certifying that the Corporation has set aside available cash in the amount of the aggregate projected Corporation Redemption Amount (as defined below) for use in effecting the redemption. If the Equity Payment Conditions are met during each Trading Day of the seventeen (17) consecutive Trading Day period immediately preceding the Target Redemption Date (the “Threshold Period”) and the Market Price for the Common Stock exceeds 250% of the Initial Conversion Price of the Preferred Stock during each Trading Day of such Threshold Period (the “Trading Price Requirement”), then the Corporation shall, within five (5) Trading Days after such Threshold Period, deliver the Corporation Redemption Amount (as defined below) to each Holder (a “Corporation Redemption”). If any one or more of the Equity Payment Conditions are not met or the Trading Price Requirements are not met, in each case on any Trading Day during the Threshold Period, then the Corporation shall not be entitled to redeem the portion of the Preferred Stock described in the Advance Corporation Redemption Notice. Any Corporation Redemption shall be applied ratably to all of the Holders in proportion to each Holder’s initial purchase of its Preferred Stock under the Securities Purchase Agreement, provided that any voluntary Conversions by a Holder during the Threshold Period shall be applied against such Holder’s pro-rata allocation thereby decreasing the aggregate amount forcibly converted hereunder. The Holder, at its option, may continue to convert all or any portion of its Preferred Stock (including but not limited to the portion that is the subject of the Corporation Redemption) in accordance with the terms hereof after the receipt of an Advance Corporation Redemption Notice until the Holder receives payment of the Corporation Redemption Amount, and the amount of the Preferred Stock to be redeemed shall not exceed the amount which remains outstanding as of the date of Payment of the Corporation Redemption Amount. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any shares of Preferred Stock converted during the period from the date of the Advance Corporation Redemption Notice until the date the Corporation Redemption Amount (as defined below) is paid in full shall be considered to be a conversion (instead of a Redemption) of the shares of Preferred Stock that would have been subject to such Corporation Redemption, and any amounts of the Preferred Stock converted from time to time during such period shall converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Target Redemption Amount (as defined above) that is subject to such redemption. Once the Corporation delivers an Advance Corporation Redemption Notice, the Corporation may not deliver another such notice for at least thirty (30) Trading Days. The “Corporation Redemption Amount” shall equal 110% of the aggregate Stated Value of the outstanding Preferred Stock being redeemed, plus all accrued and unpaid Dividends.

The Holder shall surrender the Preferred Stock Certificates duly endorsed representing the shares to be redeemed at the office of the Corporation on the Target Redemption Date. Upon surrender and payment of the Corporation Redemption Amount, from and after the Target Redemption Date, dividends on the shares of Series B Preferred Stock to be redeemed shall cease to accrue, and said shares shall no longer be deemed outstanding, and all rights of the holders thereof as holders of Series B Preferred Stock (except for the right to receive from the Corporation the Corporation Redemption Amount for such shares) shall cease. If the Corporation Redemption Amount is paid, then, notwithstanding that any certificate for shares of Series B Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Target Redemption Date, the shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease, except only the right of the holders thereof to receive, upon surrender of the certificate representing such shares, the aggregate Corporation Redemption Amount therefor, if not already received.

 (b) omitted.

Section 12.  Omitted.

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Section 13.  Omitted.

Section 14.  Omitted.

Section 15.  Omitted.

Section 16.  Omitted.

Section 17.  Omitted.

Section 18. Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares issuable upon any conversion of the Preferred Stock, the Corporation shall promptly issue to the Holder the number of Conversion Shares that are not disputed and resolve such dispute in accordance with this section. In the case of a dispute as to the determination of the Volume Weighted Average Price or the arithmetic calculation of the Conversion Price, Conversion Price Adjustment, Dividends or dividend calculation, or any redemption price, redemption amount or similar calculation, or the determination of whether or not a Dilutive Issuance has occurred, the Corporation shall submit the disputed determinations or arithmetic calculations via facsimile within five (5) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Corporation are unable to agree upon such determination or calculation within (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Corporation shall, within five (5) Business Days submit via facsimile (a) the disputed determination of the Volume Weighted Average Price to an independent, reputable investment bank selected by the Corporation and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, Conversion Price Adjustment or any redemption price or redemption amount to the Corporation’s independent, outside accountant or (c) the disputed facts regarding the occurrence of a Dilutive Issuance (or any other occurrence not specifically assigned to the investment bank or outside accountant pursuant to subsections (a) or (b) immediately above) to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Corporation) selected by the Corporation and approved by the Lead Investor as defined in the Securities Purchase Agreement). The Corporation shall request that the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s or law firm’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”). The expense of the submission of such dispute shall be split equally by the Corporation and the Holder.

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Section 19.         Protective Provision. So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the Required Holders:

(a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, or

(b) omitted

(c) omitted

(d) increase the authorized number of shares of Preferred Stock, or

(e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended), or

(f) decrease the Dividend Rate as provided in Section 4(a), or

(g) omitted

(h) enter into any agreement with respect to the foregoing.

The voting rights in this Section 19 shall not apply in connection with the consolidation or merger of the Corporation with or into another entity, or the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation, of all or substantially all of its assets to another Person or group of Persons.

Section 20. Miscellaneous.

(a) Waiver.

(i)  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(ii)   Any provision of this Certificate of Designation may be waived by the affirmative vote or written consent of the Required Holders, which vote or written consent shall bind all Holders of the Series B Preferred Stock, and all future Holders of Series B Preferred Stock for which such rights have been waived.

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(iii) Any waiver by vote or written consent of the holders of Series C-1 Preferred Stock and Series C-2 Preferred Stock (if any), pursuant to the Certificate of Designation of Rights and Preferences thereof, of an adjustment to the Series C Conversion Price of such shares in connection with any Dilutive Issuance or other issuance or deemed issuance of Additional Shares of Common Stock without consideration or for a consideration per share less than the Series C Conversion Price shall also, automatically and without any further action of the Corporation, any holder of Series B Preferred Stock or any other person, constitute a waiver by the holders of Series B Preferred Stock of an adjustment to the Conversion Price under Sections 9(a), 9(b), 10(a) and 10(b) hereof, and such vote or written consent shall bind all existing holders of the Series B Preferred Stock, and all future holders of Series B Preferred Stock.

(b) Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail or by overnight delivery and shall be deemed to have been given upon receipt if personally served, or upon confirmation of receipt, when sent by facsimile, or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail, or one (1) day after deposit with a nationally recognized overnight delivery service, if delivery by overnight delivery. For the purposes hereof, the address of the Holder shall be as shown on the records of the Corporation; and the address of the Corporation shall be VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY 14625 Phone: 585-249-6231; Fax: 585-218-7350. Both the Holder and the Corporation may change the address for service by service of written notice to the other as herein provided. The Corporation shall provide the Holder with prompt written notice of all actions taken pursuant to this Certificate of Designation, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Corporation will give written notice to the Holder (i) at least ten (10) days after any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c)          Payments.  Whenever any payment of cash is to be made by the Corporation to any Person pursuant to this Certificate of Designation or pursuant to the Transaction Documents, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Corporation and sent via overnight courier service to such Person at such address as previously provided to the Corporation in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Corporation with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Dividends Payment Date which is not the date on which the Preferred Stock is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Dividends due on such date.

21

(e) Equitable Relief. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(f) Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of the Preferred Stock shall be deemed to have been acquired at the time the Preferred Stock was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of the Preferred Stock shall be deemed to have commenced on the date the Preferred Stock was issued.

(g) Purchase Agreement. By its acceptance of the Preferred Stock, the Holder agrees to be bound by the applicable terms of the Securities Purchase Agreement.

22

(h) Notice of Corporate Events. Except as otherwise provided in this Certificate of Designation, the Holder of the Preferred Stock shall have no rights as a Holder of Common Stock unless and only to the extent that it converts the Preferred Stock into Common Stock. The Corporation shall provide the Holder with prior notification of any meeting of the Corporation's shareholders (and copies of proxy materials and other information sent to shareholders). In the event the Corporation takes a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to the Holder, at least ten (10) days prior to the record date specified therein or the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Corporation shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 20(h).

(i) Remedies. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, Preferred Stock and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation or the Transaction Documents. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Certificate of Designation or the other Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Certificate of Designation and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

(j) Construction; Headings.  This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Certificate of Designation are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designation.

23

That a resolution was duly adopted by the Board of Directors of the Corporation, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth the above-mentioned amendment and restatement to the Certificate of Designation and declaring said amendment and restatement to be advisable, followed by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon, including the votes of the holders preferred stock entitled to vote thereon on an as-converted basis, at a meeting of stockholders duly called and held on June __, 2012, and the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series B Convertible Preferred Stock, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Corporation has caused the Certificate of Designation to be executed in its name by its Chief Financial Officer, Molly Henderson, this ____ day of ___________, 2012.

CORPORATION:
VIRTUALSCOPICS, INC.

By:
Print Name: Molly Henderson
Title: Chief Financial Officer

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Series B Convertible Preferred Stock of VIRTUALSCOPICS, INC.)

The undersigned hereby irrevocably elects to convert ___________ shares of Series B Preferred Stock, having an aggregate Stated Value of $__________ into shares of Common Stock, par value $0.001 per share ("Common Stock"), of VIRTUALSCOPICS, INC. (the "Corporation"),

all according to the conditions of the Certificate of Designation of Series B Preferred Stock of the Corporation dated as of September __, 2007, as amended (the " Certificate of Designation "), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:______________________________

Account Number:________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _________________________________________________

Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Series B Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:_______________________________

Applicable Conversion Price:________________________

Number of Shares of Common ______________________

Stock to be Issued Pursuant to (i): ____________________

Conversion of the Preferred Stock:_______________________

The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than the third (3rd) Business Day following receipt of the Notice of Conversion and, the Preferred Stock Certificate representing the Preferred Stock to be converted, or evidence of loss, theft or destruction thereof).

EXHIBIT G

FORM OF LEGAL OPINION

Exhibit H

AMENDED AND RESTATED SERIES B WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase
________ shares	Warrant Number _____

Amended and Restated Warrant to Purchase Common Stock

of

VirtualScopics, Inc.

Date of Amendment and Restatement: April 3, 2012

THIS CERTIFIES that ________________, a ______________, or any subsequent holder hereof (“Holder”) has the right to purchase from VirtualScopics, Inc., a Delaware corporation, (the “Company”), up to ______________ (_____________) fully paid and nonassessable shares, of the Company's common stock, $0.001 par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.          Date of Issuance and Term.

This Warrant shall be deemed to be issued on September 17, 2007 (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is seven (7) years after the Date of Issuance (the “Term”). This Warrant amends, supplements, modifies and completely restates and supersedes the Warrant (the “Existing Warrant”) dated as of the Date of Issuance, issued by the Company to the Holder. The Existing Warrant was issued in conjunction with the issuance of Series B Preferred Stock of the Company (“the “Preferred Stock”) to the Holder pursuant to the terms of the Securities Purchase Agreement, dated September 12, 2007 (“Securities Purchase Agreement”), the Certificate of Designation of Rights and Preferences of the Company’s Series B Convertible Preferred Stock (the “Certificate of Designation”) and the Registration Rights Agreement (“Registration Rights Agreement”) by and between the Company and Holder dated on or about September 12, 2007.

Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such Exercise (as defined in Section 2(a)), when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns (outside of this Warrant, and not including any other warrants or securities of Holder’s having a provision substantially similar to this paragraph) at the time of such Exercise, would exceed 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Exercise of this Warrant held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Exercise includes a signed representation by the Holder that the issuance of the shares in such Notice of Exercise will not violate the Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

Notwithstanding the above, in the event that the Company receives any purchase, tender or exchange offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), then the Maximum Percentage shall be increased (but not decreased) to 9.99%, and “4.99%” shall be automatically revised immediately after such offer to read “9.99%” each place it occurs in this Section 1. The Beneficial Ownership Limitation provisions of this Section 1 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to any amount not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Exercise of this Warrant held by the Holder and the Beneficial Ownership Limitation shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder, provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 1 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Exercise of the Warrants held by the Holder and the provisions of this Section 1 shall continue to apply. The limitations on Exercise set forth in this subsection are referred to as the “Beneficial Ownership Limitations.” The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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Notwithstanding the above, Holder shall retain the option to either Exercise or not Exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer, and, in the event of a cash Exercise following a tender offer, the Exercise Price per share that would otherwise be due shall instead be offset against the tender price per share to be received by the Holder, provided, however, that in the event a tender offer is not completed, Holder, at its option may either (i) complete any Exercise that was initiated after the Offer by promptly paying to the Company the Exercise Price that would have been due at the time the Warrant was Exercised, or (ii) cancel such Exercise by providing written notice to the Company, in which case such Exercise shall be deemed void ad initio.

Maximum Exercise of Rights. In the event the Holder notifies the Company that the Exercise of the rights described herein would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Holder calculated in the manner described above, then the issuance of such additional shares of Common Stock of the Company to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount calculated in the manner described herein. The determination of when such Common Stock may be issued shall be made by each Holder as to only such Holder.

2.          Exercise.

(a) Manner of Exercise. During the Term and at any time on or after the Shareholder Issuance Vote (as defined in the Securities Purchase Agreement) and the effective date of the written consents given therefor, but in any event at any time after the Shareholder Issuance Approval Deadline (as defined in the Securities Purchase Agreement) this Warrant may be Exercised as to all or any lesser number of full shares of Common Stock covered hereby (the “Warrant Shares” or the “Shares”) upon surrender of this Warrant, with the Notice of Exercise Form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed, together with the full Exercise Price (as defined below, which may be satisfied by either a Cash Exercise or a Cashless Exercise, as each is defined below) for each share of Common Stock as to which this Warrant is Exercised, at the office of the Company, VirtualScopics, Inc.; 500 Linden Oaks, Rochester, NY 14625; Phone: 585-249-6231, Fax: 585-218-7350, or at such other location as the Company may then be located or such other office or agency as the Company may designate in writing, by overnight mail, by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise” of this Warrant). In the case of a Cashless Exercise, the Exercise Price is deemed to have been delivered upon the Holder’s deliver of a Notice of Exercise to the Company.

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(b) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that a copy of the Notice of Exercise Form attached hereto as Exhibit A, completed and executed, is sent by facsimile to the Company, provided that the original Warrant and Notice of Exercise Form are received by the Company and the Exercise Price is satisfied within 1 Business Day thereafter or else the Date of Exercise shall be deemed the Business Day that the Notice of Exercise Form, Original Warrant and Exercise Price are received by the Company. Alternatively, the Date of Exercise shall be defined as the date the original Notice of Exercise Form, Original Warrant and Exercise Price are received by the Company, if Holder has not sent advance notice by facsimile. Upon delivery of the Date of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares as the case may be.  The Company shall deliver any objection to any Notice of Exercise within three (3) Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.

(c) Delivery of Common Stock Upon Exercise. Within 3 Trading Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price (which, in the case of a Cashless Exercise, shall be deemed to have been paid upon the submission by the Holder of a Notice of Exercise)(the “Warrant Shares Delivery Deadline”), the Company shall issue and deliver (or cause its transfer agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant converted as shall be determined in accordance herewith. Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock.

(d) (Omitted)

(e) (Omitted)

(f) Revocation of Exercise Upon Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the Warrant Shares Delivery Deadline, the Holder will be entitled to revoke all or part of the relevant Notice of Exercise by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice.

(g) Legends.

(i) Restrictive Legend. The Holder understands that the Warrant and, until such time as Exercise Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Rule 144(k) under the 1933 Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

(ii) Removal of Restrictive Legends. Certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(g)(i)): (i) following resale of such shares while a registration statement (including the Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Exercise Shares pursuant to Rule 144, or (iii) if such Exercise Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined below) of the Registration Statement if required by the Company’s transfer agent to effect the sale of Exercise Shares by Holder without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance or resale of Exercise Shares, then such Exercise Shares shall be issued free of all legends and Holder submits proof and proper documentation satisfactory to the Company and its transfer agent to the conditions in this Section 2(g). The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(g), it will, no later than three (3) Trading Days following the delivery by the Holder to the Company or the Company’s transfer agent of a certificate representing Exercise Shares, as applicable, issued with a restrictive legend and proof and proper documentation satisfactory to the Company and its transfer agent to the conditions in this Section 2(g), deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends. For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission (the “Commission”).

(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2(g)(i) above is predicated upon the Company’s reliance that the Holder will sell any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

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(h) Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(i) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

(j) Delivery of Electronic Shares. In lieu of delivering physical certificates representing the unlegended shares of Common Stock issuable upon Exercise (the “Unlegended Shares”), provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, so long as the certificates therefor do not bear a legend, are not required to bear a legend, and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC identified in the written request through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(k) Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Exercise Shares pursuant to an Exercise on or before the fifth (5th) Business Day after the Warrant Shares Delivery Deadline (other than for circumstances related to an outbreak of hostilities, terrorist activities or war, the effects of weather or meteorological events, acts of God or other calamity or crisis), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

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(l) Surrender of Warrant Upon Exercise; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender the original Warrant Certificate to the Company unless all of this Warrant is Exercised, in which case such Holder shall deliver the original Warrant being Exercised to the Company within one (1) Business Day following the Date of Exercise at issue. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the amount of this Warrant that is so Exercised and the dates of such Exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this original Warrant upon each such Exercise. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

3.          Payment of Warrant Exercise Price.

(a) Exercise Price. The Exercise Price (“Exercise Price”) shall initially equal $1.2043 per share (the “Initial Exercise Price”), subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.

Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i)   Cash Exercise: The Holder may exercise this Warrant in cash, bank or cashiers check or wire transfer (a “Cash Exercise”); or

(ii)  Cashless Exercise: The Holder, at its option, may exercise this Warrant in a cashless exercise transaction. In order to effect a Cashless Exercise, the Holder shall surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):

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X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Company’s Common Stock during the five (5) consecutive trading day period immediately preceding the date of Exercise, or other applicable date.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” or “VWAP” for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the “OTC-BB”) as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Warrants being Exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

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(b) Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable upon any exercise of this Warrant, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with this subsection. In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price, or Market Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within five (5) Business Days of receipt, or deemed receipt, of the Notice of Exercise or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within five (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within five (5) Business Days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, (ii) the disputed arithmetic calculation of the Exercise Price, or Market Price to the Company’s independent, outside accountant or (iii) the disputed facts regarding any other matter referred to above that is not expressly designated to the independent investment bank or the independent outside accountant pursuant to (i) or (ii) immediately above to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Holder. The Company shall request that the investment bank or the accountant, law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s or law firm’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

4.          Transfer and Registration.

(a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

(b) Registrable Securities. The Common Stock issuable upon the Exercise of this Warrant has registration rights pursuant to that certain Registration Rights Agreements between the Company and the Holder dated the Date of Issuance.

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5.          Anti-Dilution Adjustments; Additional Adjustments; Purchase Rights.

(a)  (Omitted).

(b)  Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

(c) Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.

(d) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(e)  (Omitted)

(f)  (Omitted).

(g)  (Omitted).

(h)  (Omitted).

(i) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares represented by this Warrant shall proportionally increase. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares represented by this Warrant shall proportionally decrease.

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(j)  (Omitted).

(k) Adjustment to Number of Shares. In the event of any adjustment to the Exercise Price pursuant to the terms of this Warrant, the number of Warrant Shares issuable upon Exercise of this Warrant shall be adjusted (except as otherwise provided in Section 5(b) or (i)) such that the aggregate Exercise Price payable in a full Cash Exercise hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price payable in a full Cash Exercise prior to such adjustment, and the number of Warrant Shares issuable in a Cashless Exercise shall be adjusted accordingly.

(l) Notice of Adjustments. Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall within Five (5) Business Days mail to the Holder a notice (a “Exercise Price Adjustment Notice”) setting forth the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant, following delivery of the original Warrant to the Company for exchange. For purposes of clarification, whether or not the Corporation provides an Exercise Price Adjustment Notice pursuant to this Section 5(l), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holders are entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise.

(m) Notice to Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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(n) (Omitted).

6.          Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next closest number of whole shares.

7.          Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price in full without regard to any Beneficial Ownership Limitation. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant (based on the Exercise Price in effect from time to time), the Company will use commercially reasonable efforts to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to liens.

8.          Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

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(b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, including an opinion of counsel satisfactory to the Company, the Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days of receipt of the original Warrant and other information required by this Section 8(b), and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

9.          Noncircumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.         Rights Upon Major Transaction or Change of Entity Transaction.

(a) “Change of Entity Transaction.” “Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (A) following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (1) no longer hold a majority of the shares of Common Stock of the Company or (2) no longer have the ability to elect the board of directors of the Company or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of another entity.

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(b) Assumption Upon Change of Entity Transaction. The Company shall not, so long as any portion of this Warrant remains outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, an “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 10(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Warrant Holders (as defined below) and approved by the Required Warrant Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, having an exercise price equal to the Exercise Price of this Warrant or equitably adjusted as provided herein, having similar exercise rights as this Warrant (including but not limited to similar exercise price adjustment provisions), and reasonably satisfactory to the Required Warrant Holders. Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of the Warrant at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to such Change of Entity Transaction, such shares of common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Warrant. The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the conversion of the Warrant. The requirements of this Section 10(b) are referred to herein as the “Assumption Requirements.”

For purposes hereof, “Required Warrant Holders” shall mean the Holders of two-thirds (2/3) of the then outstanding Warrants (determined by the number of unexercised underlying shares).

(c)  (Omitted).

(d)  (Omitted).

(e)  (Omitted).

(f)   (Omitted).

(g)  (Omitted).

11.         (Omitted).

12.         (Omitted).

13.         (Omitted).

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14.        Remedies, Other Obligations, Breaches And Injunctive Relief.

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.         Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

16.         Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

17.         Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

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18.         Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

19.         Warrant Holder Not a Stockholder.

The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to voting rights.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Warrant as of the ___th day of March, 2012.

VirtualScopics, Inc.

By:
Print Name: Molly Henderson
Title: Chief Business and Financial Officer

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EXHIBIT A

NOTICE OF EXERCISE FORM FOR AMENDED AND RESTATED WARRANT

TO: VIRTUALSCOPICS, INC.

The undersigned hereby irrevocably Exercises the right to purchase ____________ of the shares of Common Stock (the “Common Stock”) of VIRTUALSCOPICS, INC., a Delaware corporation (the “Company”), evidenced by the attached amended and restated warrant (the “Warrant”), and herewith makes payment of the Exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:________

Signature

Print Name

Address

NOTICE

The signature to the foregoing Notice of Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached amended and restated warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of VIRTUALSCOPICS, INC., a Delaware corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: _________
Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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Exhibit I

VOTING AGREEMENT

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of March __, 2012 between the undersigned stockholder (“Stockholder”) of VirtualScopics, Inc., a Delaware corporation (the “Company”), and the Company.

WHEREAS, concurrently with or following the execution of this Agreement, the Company and Merck Global Health Innovation Fund, LLC, a Delaware limited liability company (“Purchaser”) have entered, or will enter, into a Series C Preferred Stock and Warrant Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, the purchase by Purchaser of up to $6,000,000 of Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock (“Series C Stock”), and warrants for common stock, par value $0.001 per share, of the Company (“Common Stock”) pursuant to the terms and conditions of the Purchase Agreement (the “Transaction”);

WHEREAS, it is a condition of the Purchaser’s obligations to purchase the Series C-1 Preferred Stock and warrants for Common Stock that (a) it shall have obtained voting agreements from the holders of a majority of the Company’s outstanding Series A Convertible Preferred Stock (“Series A Stock”) and the holders of at least two-thirds of the Company’s outstanding Series B Convertible Preferred Stock (“Series B Stock”) in favor of the Series A Amendments and Series B Amendments to be presented at the Company’s Annual Meeting of Stockholders to be held in 2012, and to approve the Transaction at any Company Meeting of Stockholders (and at every adjournment or postponement thereof) and (b) the Required Holders (as defined in the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of the Company (the “Series B Designations”)) shall have given their consent to the issuance of the Series C Stock pursuant the Series B Designations, including pursuant to Section 19 thereunder and (c) the holders of a majority of the outstanding shares of Series A Stock shall have given their consent to the issuance of the Series C Stock pursuant to Section 8 of the Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock;

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, Purchaser has required that Stockholder and the Company execute and deliver this Agreement; and

WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of preferred stock, par value $0.001 per share, of the Company (“Company Preferred Stock”) beneficially owned by Stockholder and set forth below Stockholder's signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Preferred Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement or the Series A Certificate of Designations, as applicable.

2.	Representations of Stockholder.

Stockholder represents and warrants that:

(a)	(i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all liens, claims or other encumbrances and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party or is otherwise bound relating to the pledge, disposition or voting of any of the Original Shares and there are no proxies, voting trusts or voting agreements with respect to the Original Shares.

(b)	Stockholder does not beneficially own any shares of the Company’s capital stock other than the Original Shares.

(c)	Stockholder (if any entity) has full corporate power and authority and (if an individual) legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder's obligations hereunder (including the proxy described in Section 3(b) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)	None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a violation or default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, or instrument or law, rule or regulation applicable to Stockholder or to Stockholder's property or assets or, if an entity, any of its governing documents.

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(e)	No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder's spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

3.	Agreement to Vote Shares; Irrevocable Proxy.

(a)	Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company: (i) in favor of the Series A Amendments and Series B Amendments and the Transaction, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Series A Amendments and Series B Amendments and the Transaction; and (iii) in favor of any other matter necessary for the adoption of the Series A Amendments and Series B Amendments and consummation of the transactions contemplated by the Purchase Agreement (and each other document delivered thereunder), which is considered at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof, and in connection therewith to execute any documents reasonably requested by the Company or Purchaser that are necessary or appropriate in order to effectuate the foregoing.

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(b)	Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to the Shares. Stockholder hereby appoints Company and/or its designee, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c)	With respect to its Shares, Stockholder hereby agrees that, during the term of this Agreement, Stockholder shall not take, nor shall cause any other Person to take, or propose to take, any action that is inconsistent with, or contrary to the terms, of the Series A Amendments and Series B Amendments (as if each had been adopted and in effect), or which is otherwise inconsistent with the Series A Amendments and Series B Amendments or the Transaction, and shall (in its capacity as a holder of Company Preferred Stock) approve any action approved by the Board of Directors of the Company which Stockholder is currently entitled to vote on but which Stockholder would not be entitled to vote on upon adoption of the Series A Amendments and Series B Amendments. Without limiting the foregoing, for the avoidance of doubt, without the prior written consent of the Required Holders (as defined in the Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of the Company (the “Series C Designation”)) (i) Stockholder shall not cause or permit any of its Shares to be redeemed at anytime while the Series C Stock is outstanding, (ii) Stockholder shall not cause or permit any payment of dividends or other distributions or payments on any of its Shares in cash or shares of the Common Stock, or other securities or property, except as permitted in the Series A Amendments and Series B Amendments (as if each had been adopted and in effect), and in the Company’s certificate of incorporation, as amended from time to time following the date of the Initial Closing (the “COI”), including the Series C Certificate of Designation, (iii) no Shares will be entitled to any adjustments for the conversion rate under Section 6 of the Series A Certificate of Designations with respect to the Transaction, including with respect to the issuance of the Series C Stock, the issuance of any of the Company’s Common Stock upon the conversion of such preferred stock or accrued dividends thereon, and for the payment of dividends or other distributions or payments in respect of the Series C Stock, or for the issuance of Warrants under the Purchase Agreement, or Common Stock upon the exercise thereof, or for the issuances by the Company of securities at an effective per share price of Common Stock less than the highest effective per share price paid by Purchaser for any Series C Stock, and (iv) Stockholder, as a holder of Shares shall, with respect to its Shares, approve any issuance of senior or pari passu preferred stock and any Major Transaction or other Change of Entity Transaction (as such terms are defined in the Series B Designations) approved by the Board of Directors of the Company.

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4.	No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not cause or permit any entity under Stockholder's control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than as contemplated by this Agreement.

5.	Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, give, exchange, mortgage, hypothecate, pledge or otherwise dispose of or encumber (by operation of law or otherwise) (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder's voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or upon the death of Stockholder, or to an Affiliate of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and the Purchaser, to be bound by all of the terms of this Agreement.

6.	Additional Shares.

Stockholder agrees that all shares of Company preferred stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.	Termination.

This Agreement shall terminate upon the earliest to occur of (i) the mutual agreement of Stockholder, the Company and the Purchaser, (ii) ten business days after adoption of the Series A Amendments and Series B Amendments and the Purchase Agreement, and approval by the Company’s stockholders of the Transaction and (iii) December 31, 2013.

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8.	No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder's capacity as such a director or officer, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer or director to the Company or its stockholders.

9.	Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party's seeking or obtaining such equitable relief.

10.	Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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11.	Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to Company:	VirtualScopics, Inc.
500 Linden Oaks
Rochester, New York 14625
	Attn:	Molly Henderson, Chief Business and Financial Officer
Facsimile: 585-218-7350

With a copy to:	Woods Oviatt Gilman LLP
700 Crossroads Building, 2 State Street
Rochester, New York 14614
	Attn:	Gregory W. Gribben, Esq.
Facsimile: 585-987-2975

If to Purchaser:	Merck Global Health Innovation Fund, LLC
One Merck Drive
Whitehouse Station, New Jersey 08889-0100
	Attn:	David Rubin
Facsimile: 908 735-1341

With a copy to:	McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
	Attn:	Todd Finger, Esq. and Seth Goldsamt, Esq.
Facsimile: +1 212 547 5444

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

12.	Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

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(b)	Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the state and federal courts located in the State of New York, County of New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 12(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12(c).

(d)	If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)	The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Purchase Agreement is executed and delivered by the Purchaser to the Company, and the parties agree that there is not and has not been prior to the date of execution hereof any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

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(i)	Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 12(i) shall be null and void.

(j)	The parties agree that the Purchaser shall be a third party beneficiary of this Agreement and shall have the right to enforce this Agreement and approve any amendment, waiver or termination of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

VIRTUALSCOPICS, INC.

By
Name:
Title:

STOCKHOLDER

By

Name:

Series and Number of Shares of Company Preferred Stock Beneficially Owned as of the Date of this Agreement:
Series: _______________
Number:______________

Street Address:______________
__________________________
City/State/Zip Code: _________
__________________________
Fax: ______________________

[SIGNATURE PAGE TO VOTING AGREEMENT]

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VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of March __, 2012 between the undersigned stockholder (“Stockholder”) of VirtualScopics, Inc., a Delaware corporation (the “Company”), and the Company.

WHEREAS, concurrently with or following the execution of this Agreement, the Company and Merck Global Health Innovation Fund, LLC, a Delaware limited liability company (“Purchaser”) have entered, or will enter, into a Series C Preferred Stock and Warrant Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, the purchase by Purchaser of up to $6,000,000 of Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock (“Series C Stock”), and warrants for common stock, par value $0.001 per share, of the Company (“Common Stock”) pursuant to the terms and conditions of the Purchase Agreement(the “Transaction”);

WHEREAS, it is a condition of the Purchaser’s obligations to purchase the Series C-1 Preferred Stock and warrants for Common Stock that (a) it shall have obtained voting agreements from the holders of a majority of the Company’s outstanding Series A Convertible Preferred Stock (“Series A Stock”) and the holders of at least two-thirds of the Company’s outstanding Series B Convertible Preferred Stock (“Series B Stock”) in favor of the Series A Amendments and Series B Amendments to be presented at the Company’s Annual Meeting of Stockholders to be held in 2012, and to approve the Transaction at any Company Meeting of Stockholders (and at every adjournment or postponement thereof) and (b) the Required Holders (as defined in the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of the Company (the “Series B Designations”)) shall have given their consent to the issuance of the Series C Stock pursuant the Series B Designations, including pursuant to Section 19 thereunder and (c) the holders of a majority of the outstanding shares of Series A Stock shall have given their consent to the issuance of the Series C Stock pursuant to Section 8 of the Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock;

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, Purchaser has required that Stockholder and the Company execute and deliver this Agreement; and

WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of preferred stock, par value $0.001 per share, of the Company (“Company Preferred Stock”) beneficially owned by Stockholder and set forth below Stockholder's signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Preferred Stock pursuant to Section 6 hereof, the “Shares”).

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NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

13.	Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement or the Series B Designations, as applicable.

14.	Representations of Stockholder.

Stockholder represents and warrants that:

(a)	(i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all liens, claims or other encumbrances and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party or is otherwise bound relating to the pledge, disposition or voting of any of the Original Shares and there are no proxies, voting trusts or voting agreements with respect to the Original Shares.

(b)	Stockholder does not beneficially own any shares of the Company Preferred Stock other than the Original Shares.

(c)	Stockholder (if any entity) has full corporate power and authority and (if an individual) legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder's obligations hereunder (including the proxy described in Section 3(b) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)	None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a violation or default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, or instrument or law, rule or regulation applicable to Stockholder or to Stockholder's property or assets or, if an entity, any of its governing documents.

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(e)	No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder's spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

15.	Agreement to Vote Shares; Irrevocable Proxy.

(a)	Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company: (i) in favor of the Series A Amendments and Series B Amendments and the Transaction, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Series A Amendments and Series B Amendments and the Transaction; and (iii) in favor of any other matter necessary for the adoption of the Series A Amendments and Series B Amendments and consummation of the transactions contemplated by the Purchase Agreement (and each other document delivered thereunder), which is considered at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof, and in connection therewith to execute any documents reasonably requested by the Company or Purchaser that are necessary or appropriate in order to effectuate the foregoing.

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(b)	Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to the Shares. Stockholder hereby appoints Company and/or its designee, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c)	With respect to its Shares, Stockholder hereby agrees that, during the term of this Agreement, Stockholder shall not take, nor shall cause any other Person to take, or propose to take, any action that is inconsistent with, or contrary to the terms, of the Series A Amendments and Series B Amendments (as if each had been adopted and in effect), or which is otherwise inconsistent with the Series A Amendments and Series B Amendments or the Transaction, and shall (in its capacity as a holder of Company Preferred Stock) approve any action approved by the Board of Directors of the Company which Stockholder is currently entitled to vote on but which Stockholder would not be entitled to vote on upon adoption of the Series A Amendments and Series B Amendments. Without limiting the foregoing, for the avoidance of doubt, without the prior written consent of the Required Holders (as defined in the Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of the Company (the “Series C Designation”)) (i) Stockholder shall not cause or permit any of its Shares to be redeemed at anytime while the Series C Stock is outstanding, (ii) Stockholder shall not cause or permit any payment of dividends or other distributions or payments on any of its Shares in cash or shares of the Common Stock, or other securities or property, except as permitted in the Series A Amendments and Series B Amendments (as if each had been adopted and in effect), and in the Company’s certificate of incorporation, as amended from time to time following the date of the Initial Closing (the “COI”), including the Series C Certificate of Designation, (iii) no Shares will be entitled to any adjustments for the conversion rate under Section 10(a) of the Series B Certificate of Designations with respect to the issuance of the Series C Stock, the issuance of any of the Company’s Common Stock upon the conversion of such preferred stock or accrued dividends thereon, and for the payment of dividends or other distributions or payments in respect of the Series C Stock, or for the issuance of Warrants under the Purchase Agreement, or Common Stock upon the exercise thereof, or for the issuances by the Company of securities at an effective per share price of Common Stock less than the highest effective per share price paid by Purchaser for any Series C Stock, (iv) Stockholder, as a holder of Shares shall, with respect to its Shares, approve any issuance of senior or pari passu preferred stock and any Major Transaction or other Change of Entity Transaction (as such terms are defined in the Series B Designations) approved by the Board of Directors of the Company, and (v) Stockholder, as a holder of Shares, hereby irrevocably waives any rights it may have under Section 8 of the Series B Certificate of Designations.

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16.	No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not cause or permit any entity under Stockholder's control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than as contemplated by this Agreement.

17.	Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, give, exchange, mortgage, hypothecate, pledge or otherwise dispose of or encumber (by operation of law or otherwise) (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder's voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or upon the death of Stockholder, or to an Affiliate of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and the Purchaser, to be bound by all of the terms of this Agreement.

18.	Additional Shares.

Stockholder agrees that all shares of Company preferred stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

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19.	Termination.

This Agreement shall terminate upon the earliest to occur of (i) the mutual agreement of Stockholder, the Company and the Purchaser, (ii) ten business days after adoption of the Series A Amendments and Series B Amendments and the Purchase Agreement, and approval by the Company’s stockholders of the Transaction and (iii) December 31, 2013.

20.	No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder's capacity as such a director or officer, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer or director to the Company or its stockholders.

21.	Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party's seeking or obtaining such equitable relief.

22.	Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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23.	Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to Company:	VirtualScopics, Inc.
500 Linden Oaks
Rochester, New York 14625
	Attn:	Molly Henderson, Chief Business and Financial Officer
Facsimile: 585-218-7350

With a copy to:	Woods Oviatt Gilman LLP
700 Crossroads Building, 2 State Street
Rochester, New York 14614
	Attn:	Gregory W. Gribben, Esq.
Facsimile: 585-987-2975

If to Purchaser:	Merck Global Health Innovation Fund, LLC
One Merck Drive
Whitehouse Station, New Jersey 08889-0100
	Attn:	David Rubin
Facsimile: 908 735-1341

With a copy to:	McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
	Attn:	Todd Finger, Esq. and Seth Goldsamt, Esq.
Facsimile: +1 212 547 5444

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

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24.	Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)	Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the state and federal courts located in the State of New York, County of New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 12(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12(c).

(d)	If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

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(h)	The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Purchase Agreement is executed and delivered by the Purchaser to the Company, and the parties agree that there is not and has not been prior to the date of execution hereof any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i)	Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 12(i) shall be null and void.

(j)	The parties agree that the Purchaser shall be a third party beneficiary of this Agreement and shall have the right to enforce this Agreement and approve any amendment, waiver or termination of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

VIRTUALSCOPICS, INC.

By
Name:
Title:

STOCKHOLDER

By

Name:

Series and Number of Shares of Company Preferred Stock Beneficially Owned as of the Date of this Agreement:
Series: _______________
Number:______________

Street Address:______________
__________________________
City/State/Zip Code: _________
__________________________
Fax: ______________________

[SIGNATURE PAGE TO VOTING AGREEMENT]

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